SCHEDULE 14(A)

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant 
Filed by a Party other than the Registrant 
Check the appropriate box:
	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
	Definitive Additional Materials
	Soliciting Material Pursuant to § 240.14a-12

FORRESTER RESEARCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Forrester Research, Inc.

60 Acorn Park Drive

Cambridge, Massachusetts 02140

George F. Colony

Chairman of the Board

and Chief Executive Officer

March 29, 2022

To Our Stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 10, 2022 at 10:00 a.m. Eastern Daylight Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/FORR2022 and entering your 16-digit control number included with these proxy materials.

On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. At the Annual Meeting you are being asked to elect nine Directors, to approve an amendment and restatement of our Employee Stock Purchase Plan to increase the number of shares available for purchase under the plan, to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and to approve by non-binding vote our executive compensation.

We hope that many of you will be able to attend. Thank you for your continued support and investment in Forrester.

Sincerely yours,

George F. Colony

Chairman of the Board

and Chief Executive Officer

Forrester Research, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 10, 2022

Notice is hereby given that the 2022 Annual Meeting of Stockholders of Forrester Research, Inc. will be held at 10:00 a.m. Eastern Daylight Time on Tuesday, May 10, 2022. The annual meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/FORR2022 and entering your 16-digit control number included with these proxy materials. The purpose of the annual meeting will be the following:

1.
To elect the nine directors named in the accompanying proxy statement to serve until the 2023 Annual Meeting of Stockholders;
2.
To approve an amendment and restatement of the Forrester Research, Inc. Second Amended and Restated Employee Stock Purchase Plan to increase the number of shares available for purchase under the plan;
3.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.
To approve by non-binding vote our executive compensation.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on March 14, 2022 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during normal business hours for a period of ten days before the meeting at our corporate offices at 60 Acorn Park Drive, Cambridge, Massachusetts 02140, and online during the meeting accessible at www.virtualshareholdermeeting.com/FORR2022.

If you are unable to participate in the annual meeting online, please vote your shares as provided in this proxy statement.

By Order of the Board of Directors

Ryan D. Darrah

Secretary

Cambridge, Massachusetts

March 29, 2022

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE

VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH

THE INSTRUCTIONS SET FORTH ON THE PROXY CARD, OR COMPLETE, SIGN AND RETURN

THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR

NOT YOU PLAN TO PARTICIPATE IN THE MEETING ONLINE.

FORRESTER RESEARCH, INC.

Annual Meeting of Stockholders

May 10, 2022

PROXY STATEMENT

The Board of Directors of Forrester Research, Inc., a Delaware corporation, is soliciting proxies from our stockholders. The proxy will be used at our 2022 Annual Meeting of Stockholders and at any adjournments thereof. You are invited to attend the meeting to be held at 10:00 a.m. Eastern Daylight Time on Tuesday, May 10, 2022. The annual meeting will be held virtually, conducted via live audio webcast, through which you can submit questions and vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/FORR2022. Be sure to have your 16-digit control number included with these proxy materials in order to access the annual meeting. This proxy statement was first made available to stockholders on or about March 29, 2022.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals upon which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures.

We use several abbreviations in this proxy statement. We call our Board of Directors the “Board”, refer to our fiscal year which began on January 1, 2021 and ended on December 31, 2021 as “fiscal 2021,” and refer to our fiscal year ending December 31, 2022 as “fiscal 2022”. We also refer to ourselves as “Forrester” or the “Company.”

Who May Attend and Vote?

Stockholders who owned our common stock at the close of business on March 14, 2022 are entitled to notice of and to vote at the annual meeting. We refer to this date in this proxy statement as the “record date.” As of the record date, we had 19,111,673 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to come before the meeting.

How Do I Vote?

If you are a stockholder of record of our common stock:

1.
You may vote over the internet. If you have internet access, you may vote your shares from any location in the world by following the "Vote by Internet" instructions on the enclosed proxy card. In addition, you may attend the annual meeting via the internet and vote during the annual meeting. Please have your 16-digit control number included with these proxy materials in order to access the annual meeting.
2.
You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card.
3.
You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

By voting over the internet or by telephone, or by signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to vote in advance even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted in accordance with your instructions. If a proxy card is signed and received by our Secretary, but no instructions are indicated, then the proxy will be voted “FOR” the election of the nominees for directors, “FOR” the approval of the Forrester Research, Inc. Third Amended and Restated Employee Stock Purchase Plan, “FOR” ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2022, and “FOR” approval of the non-binding vote on our executive compensation.

How Do I Vote if My Shares are Held in Street Name?

If you hold shares in “street name” (that is, through a bank, broker, or other nominee), the bank, broker, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the internet or by telephone, instructions for which would be provided by your brokerage firm on your voting instruction form. Please follow the instructions on that form to make sure your shares are properly voted. If you hold shares in “street name” and would like to attend the annual meeting and vote online, you must contact the person in whose name your shares are registered and follow directions provided to obtain a proxy card from that person and have it available for the annual meeting.

What Does the Board of Directors Recommend?

The Board recommends that you vote FOR the election of nominees for directors identified in Proposal One, FOR approval of the Third Amended and Restated Employee Stock Purchase Plan described in Proposal Two, FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Three, and FOR approval by non-binding vote of our executive compensation as provided in Proposal Four.

If you are a record holder and submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. If you hold your shares in “street name”, and you do not indicate how you wish to have your shares voted, your nominee has discretion to instruct the proxies to vote on Proposal Three but does not have the authority, without your specific instructions, to vote on the election of directors or on Proposals Two or Four, and those votes will be counted as “broker non-votes”.

What Vote is Required for Each Proposal?

A majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. The nominees for election of the directors at the meeting (Proposal One) who receive the greatest number of votes properly cast for the election of directors will be elected. As a result, shares that withhold authority as to the nominees recommended by the Board will have no effect on the outcome. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting is required to approve the Forrester Research, Inc. Third Amended and Restated Employee Stock Purchase Plan (Proposal Two), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal Three), and to approve the non-binding vote on our executive compensation (Proposal Four).

Shares represented by proxies that indicate an abstention or a “broker non-vote” (that is, shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but are not considered to have been voted, and have the practical effect of reducing the number of affirmative votes required to achieve a majority for those matters requiring the affirmative vote of the holders of a majority of the shares present or represented by proxy and voting (Proposals Two, Three and Four) by reducing the total number of shares from which the majority is calculated. However, because directors are elected by a plurality vote, abstentions and broker non-votes will have no effect on the outcome on Proposal One.

May I Change or Revoke My Vote After I Return My Proxy Card or After I Have Voted My Shares over the Internet or by Telephone?

Yes. If you are a stockholder of record, you may change or revoke a proxy any time before it is voted by:

•
returning to us a newly signed proxy bearing a later date;
•
delivering a written instrument to our Secretary revoking the proxy; or
•
attending the annual meeting via the internet and voting online. Simply attending the annual meeting will not, by itself, revoke your proxy.

If you hold shares in “street name”, you should follow the procedure in the instructions that your nominee has provided to you.

Who Will Bear the Cost of Proxy Solicitation?

We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and electronically from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 10, 2022

This proxy statement and our Annual Report to Stockholders are available on-line at www.proxyvote.com. These materials will be mailed to stockholders who request them.

How Can I Obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available on our website at www.forrester.com/aboutus. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, we will send you one without charge. Please contact Investor Relations, Forrester Research, Inc., 60 Acorn Park Drive, Cambridge, MA 02140, Tel: (617) 613-6000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes provide information about the beneficial ownership of our outstanding common stock as of March 14, 2022 (except as otherwise noted) by:

(i)
each person who we know beneficially owns more than 5% of our common stock;
(ii)
each of the executive officers named below in the Summary Compensation Table;
(iii)
each member of our Board of Directors; and
(iv)
our directors and executive officers as a group.

Except as otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the shares. Shares subject to exercisable options and vesting restricted stock units include options that are currently exercisable or exercisable within 60 days of March 14, 2022 and shares underlying restricted stock units scheduled to vest within 60 days of March 14, 2022.

	Common Stock Beneficially Owned
		Shares
		Subject
		to Exercisable
		Options and
	Shares	Vesting	Percentage of
	Beneficially	Restricted	Outstanding
Name of Beneficial Owner	Owned	Stock Units	Shares
George F. Colony	7,572,449	—	39.6%
c/o Forrester Research, Inc.
60 Acorn Park Drive
Cambridge, MA 02140(1)

BlackRock, Inc.	1,956,809	—	10.2%
55 East 52nd Street
New York, NY 10022(2)

Royce & Associates, LP	1,587,978	—	8.3%
745 Fifth Avenue
New York, NY 10151(3)

The Vanguard Group	1,258,961	—	6.6%
100 Vanguard Boulevard
Malvern, PA 19355(4)

Jean Birch	11,539	—	*
David Boyce	8,490	—	*
Neil Bradford	17,889	—	*
Tony Friscia	13,916	—	*
Robert Galford	33,854	—	*
Gretchen Teichgraeber	11,582	—	*
Warren Romine	—	—	*
Yvonne Wassenaar	12,551	—	*
Scott Chouinard	3,283	—	*
Ryan Darrah	13,310	—	*
Michael Doyle	—	—	*
L. Christian Finn	—	—	*
Kelley Hippler	20,941	8,750	*
Carrie Johnson	4,300	—	*
Directors, named executive officers, and other executive officers as a group (20 persons)(1)	7,752,564	18,074	40.6%

(1)
Includes 1,580 shares held by Mr. Colony’s wife as to which Mr. Colony disclaims beneficial ownership.
(2)
Beneficial ownership as of December 31, 2021, as reported in a Schedule 13G filed with the SEC on January 27, 2022, stating that BlackRock, Inc. has sole voting power with respect to 1,932,193 shares and sole dispositive power with respect to 1,956,809 shares.

(3)
Beneficial ownership as of December 31, 2021, as reported in a Schedule 13G filed with the SEC on January 14, 2022, stating that Royce & Associates, LP has sole voting and dispositive power with respect to 1,587,978 shares.
(4)
Beneficial ownership as of December 31, 2021, as reported in a Schedule 13G filed with the SEC on February 9, 2022, stating that The Vanguard Group has shared voting power with respect to 22,024 shares, sole dispositive power with respect to 1,227,541 shares and shared dispositive power with respect to 31,420 shares.

* Less than 1%

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our directors are elected annually by the stockholders. The Board has nominated Jean Birch, David Boyce, Neil Bradford, George Colony, Anthony Friscia, Robert Galford, Warren Romine, Gretchen Teichgraeber and Yvonne Wassenaar to serve one-year terms that will expire at the 2023 Annual Meeting of Stockholders. These individuals all currently serve on our Board. Mr. Romine was first elected by the Board since the last Annual Meeting upon the recommendation of the Compensation and Nominating Committee.

The proxies intend to vote each share for which a proper proxy card has been returned or voting instructions received and not revoked in favor of the nominees named above. If you wish to withhold the authority to vote for the election of any of the nominees, your voting instructions must so indicate or your returned proxy card must be marked to that effect.

It is expected that each of the nominees will be able to serve, but if any of them is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.

The following section provides information about each nominee, including information provided by each nominee about his or her principal occupation and business experience for the past five years and the names of other publicly-traded companies, if any, for which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented with respect to each nominee’s experience, qualifications and skills that led our Board to conclude that he or she should serve as a director, we also believe that each of the nominees has demonstrated business acumen and a significant commitment to our company, and has a reputation for integrity and adherence to high ethical standards.

NOMINEES FOR ELECTION

Jean M. Birch, age 62, became a director of Forrester in February 2018. Ms. Birch currently serves as an independent director of Charlotte's Web Holdings, Inc., a position she has held since July of 2020. At Charlotte’s Web, Ms. Birch acts as chair of the compensation committee and sits on the audit committee. Ms. Birch also serves as Lead Independent Director at NextPoint Financial, a position she has held since July of 2021. At NextPoint, Ms. Birch chairs the nominating and governance committee and serves on the compensation committee. Previously, Ms. Birch served on the boards of CorePoint Lodging, Inc. from September 2018 until its sale in March 2022 and Jack in the Box Inc. from May of 2019 to February of 2021, and was the Chair of the Board of Papa Murphy’s Holdings, Inc., a position she held from September of 2016 to May of 2019. She joined the PMI board in April of 2015 and, from January through July of 2017, Ms. Birch served as interim President and CEO. Ms. Birch is the President and CEO of Birch Company, LLC., a small consulting practice, a position she has held since the company’s formation in 2007. Ms. Birch has previously served on the board of Darden Restaurants, Inc. from 2014-2016. Additionally, she served on the board of Cosi, Inc. from 2013-2016. Prior to that, from 2009 through 2012, Ms. Birch served as President of IHOP Restaurants, Inc., a division of DineEquity, Inc. We believe Ms. Birch’s qualifications to serve on our Board of Directors include her more than two decades of operating experience leading large consumer businesses and her experience as a public company board member.

David Boyce, age 54, became a director of Forrester in June 2017. Mr. Boyce is an investor and advisor on product-led growth (PLG). He teaches PLG at Brigham Young University's Marriott School of Business, invests in PLG companies through his own investing entity Formative Ventures, and advises growth companies on PLG via Winning by Design, LLC, a global revenue architecture consultancy working primarily with growth-stage unicorn and pre-unicorn companies. From 2014 until its acquisition by Aurea in 2021, Mr. Boyce was the Chief Strategy Officer of XANT, Inc. (formerly known as InsideSales.com, Inc.), a software company offering a leading sales acceleration platform. Prior to joining XANT, Mr. Boyce was the Chief Executive Officer and Chairman of Fundly, Inc., a crowdfunding site for online fundraising from 2010 to 2013. Previously, Mr. Boyce was global VP of Strategy at Oracle from 2005 to 2010. We believe Mr. Boyce’s qualifications to serve on our Board of Directors include his extensive experience as an operating executive at several software companies and his expertise in product, strategy and marketing.

Neil Bradford, age 49, became a director of Forrester in February 2018. Mr. Bradford is the founder and Chief Executive Officer of General Index Limited, a start-up provider of energy and commodity pricing data. From 2017 to March 2019, Mr. Bradford served as the Chief Executive Officer of Financial Express, Ltd., an investment ratings and fund research agency based in the United Kingdom.

Prior to joining FE, Mr. Bradford was the Chief Executive Officer of Argus Media, a provider of price assessments, business intelligence and market data for the global energy and commodities markets. In 1997, Mr. Bradford co-founded Fletcher Research Limited, a UK-based technology research firm that was acquired by Forrester in 1999. Mr. Bradford served in executive roles with Forrester until 2006. We believe Mr. Bradford’s qualifications to serve on our Board of Directors include his years of experience in the research and advisory business, having both founded and led companies in the industry, his prior experience as an executive officer of Forrester, and his perspective on European business as a UK citizen having worked for firms headquartered in London.

George F. Colony, age 68, is the founder of Forrester and since 1983, he has served as Chairman of the Board and Chief Executive Officer. He also has served as Forrester’s President since September 2001, and he previously was Forrester’s President from 1983 to 2000. We believe Mr. Colony’s qualifications to serve on our Board of Directors and as its Chairman include his extensive experience in the research industry, including more than 35 years as our chief executive officer, and his significant ownership stake in the Company.

Anthony Friscia, age 66, became a director of Forrester in June 2017. Mr. Friscia is currently an independent business consultant. From 2014 to 2016, Mr. Friscia was the President and Chief Executive Officer of Eduventures, Inc., a research and advisory firm that provides proprietary research and strategic advice to higher education leaders. Previously, from 2011 to 2014, Mr. Friscia served as a consultant and special advisor to the President of the New School, a private university in New York City. In 1986, Mr. Friscia founded AMR Research, a provider of research and advice on global supply chain and enterprise technology to operations and IT executives, and served as its President and Chief Executive Officer until 2010. We believe Mr. Friscia’s qualifications to serve on our Board of Directors include his years of experience in business leadership and providing strategic advice to senior leaders, including extensive experience as a chief executive officer in the research and advisory business.

Robert M. Galford, age 69, became a director of Forrester in November 1996. Since November 2007, Mr. Galford has been the managing partner of the Center for Leading Organizations, an organizational development firm he founded in Concord, Massachusetts. From 2001 to 2007, Mr. Galford was a managing partner of the Center for Executive Development, an executive education provider in Boston, Massachusetts. We believe Mr. Galford’s qualifications to serve on our Board of Directors include his many years of organizational development and executive education experience, along with his more recent corporate governance experience as an instructor for the National Association of Corporate Directors.

Warren Romine, age 51, became a director of Forrester in March 2022. Mr. Romine is the founder and managing director of Orchard Knob Capital LLC, an independent financial advisory firm focused on the aerospace, defense and government services markets. From 2017 to January 2022, Mr. Romine was a Managing Director and co-head of the Aerospace and Defense group at KippsDeSanto & Co., an investment bank focused on growth-oriented aerospace, defense and technology companies. Previously, from 2013 to 2017, Mr. Romine was a Managing Director and head of the Aerospace, Defense and Government Services group at FBR & Co., an investment banking and brokerage firm. From 2006 to 2014, Mr. Romine also served as chair of the audit committee of the board of directors of RELM Wireless Corporation, a publicly-traded manufacturer of telecommunications products. We believe that Mr. Romine's qualifications to serve on our Board of Directors include his extensive finance and management experience in the investment banking business, his expertise regarding mergers and acquisitions, and his prior experience as a public company board member.

Gretchen G. Teichgraeber, age 68, became a director of Forrester in December 2005. Since 2017, Ms. Teichgraeber has been the chair of the board of Leadership Connect, a premier information services company with its main office in New York City that publishes biographical and contact data on leaders in the private and public sectors, and she was previously their CEO from 2009 to 2017. Previously, Ms. Teichgraeber was an independent consultant to digital media companies and various non-profit organizations from 2007 to 2009. From 2000 to 2007, Ms. Teichgraeber was the chief executive officer of Scientific American, Inc., publisher of the science and technology magazine, Scientific American. Prior to joining Scientific American, Ms. Teichgraeber served as general manager, publishing, and vice president, marketing and information services at CMP Media, Inc., a leading provider of technology news and information. We believe Ms. Teichgraeber’s qualifications to serve on our Board of Directors include her significant general management and marketing experience in the publishing and information services business, including on-line and print media.

Yvonne Wassenaar, age 53, became a director of Forrester in June 2017. Ms. Wassenaar is the Chief Executive Officer of Puppet, Inc., an information technology automation software company. From 2017 to 2018, Ms. Wassenaar was the Chief Executive Officer of Airware, an enterprise drone solutions company. From 2014 to 2017, Ms. Wassenaar was with New Relic, Inc., a cloud-based SaaS company, most recently as Chief Information Officer. Prior to joining New Relic, Ms. Wassenaar held senior positions at VMware, Inc. from 2010 to 2014. We believe Ms. Wassenaar’s qualifications to serve on our Board of Directors include her thought leadership in the areas of cloud computing, big data analytics and business digitization and her extensive experience in senior leadership positions at technology companies.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

Corporate Governance

We believe that good corporate governance is important to ensure that Forrester is managed for the long-term benefit of its stockholders. Based on our continuing review of the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, our Board of Directors has adopted Corporate Governance Guidelines, an amended and restated charter for the Audit Committee of the Board of Directors, and a charter for the Compensation and Nominating Committee of the Board.

Our Corporate Governance Guidelines include stock retention guidelines applicable to executive officers and directors. The guidelines, which are described in more detail below in the Compensation Discussion and Analysis section, require all directors and executive officers to hold a targeted value of our common stock within specified timeframes, and include restrictions on sales of our common stock by such directors and executive officers until the guidelines have been met. These guidelines may be waived, at the discretion of the Compensation and Nominating Committee of the Board of Directors, if compliance with the guidelines would create severe hardship or prevent an executive officer or director from complying with a court order. We currently do not have a policy regarding hedging.

We also have a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. You can access our Code of Business Conduct and Ethics, Corporate Governance Guidelines and our current committee charters on our website, at www.forrester.com/aboutus.

Information With Respect to Board of Directors

Board Meetings and Committees

Our Board of Directors has determined that each of the current directors, with the exception of Mr. Colony, our Chairman and Chief Executive Officer, is independent under applicable NASDAQ standards as currently in effect.

Our Board of Directors held five meetings during fiscal 2021. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of each committee of which he or she is a member. Forrester does not require directors to attend the annual meeting of stockholders. Mr. Colony, who presided at the meeting, attended the 2021 annual meeting of stockholders, as did Mr. Galford. Historically, very few stockholders have attended our annual meeting and we have not found it to be a particularly useful forum for communicating with our stockholders. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation and Nominating Committee, whose members consist solely of independent directors.

Our Audit Committee consists of four members: Jean M. Birch, Chair, Neil Bradford, Tony Friscia, and Yvonne Wassenaar, each of whom, in addition to satisfying the NASDAQ independence standards, also satisfies the Sarbanes-Oxley independence requirements for audit committee membership. In addition, the Board has determined that Ms. Birch is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission, and all of the members of the Audit Committee satisfy the financial literacy standards of NASDAQ. The Audit Committee held six meetings during fiscal 2021. The responsibilities of our Audit Committee and its activities during fiscal 2021 are described in the committee’s amended and restated charter, which is available on our website at www.forrester.com/aboutus. The charter will also be made available without charge to any stockholder who requests it by writing to Forrester Research, Inc., Attn: Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140.

Our Compensation and Nominating Committee consists of three members: Robert M. Galford, Chair, David Boyce, and Gretchen G. Teichgraeber. The Compensation and Nominating Committee held five meetings during fiscal 2021. The Compensation and Nominating Committee has authority, as specified in the committee’s charter, to, among other things, evaluate and approve the compensation of our Chief Executive Officer, review and approve the compensation of our other executive officers, administer our stock plans, and oversee the development of executive succession plans for the CEO and other executive officers. The committee also has the authority to identify and recommend to the Board qualified candidates for director. The Compensation and Nominating Committee charter is available on our website at www.forrester.com/aboutus. The charter will also be made available without charge to any stockholder who requests it by writing to Forrester Research, Inc., Attn: Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140.

During fiscal 2021, Forrester engaged Mercer to provide general compensation and benefits advice with respect to 2022 and brokerage services. The total fees paid to Mercer with respect to these services were approximately $650,000.

Compensation Committee Interlocks and Insider Participation

No person who served during the past fiscal year as a member of our Compensation and Nominating Committee is or was an officer or employee of Forrester, or had any relationship with Forrester requiring disclosure in this proxy statement. During the past fiscal year, none of our executive officers served as a member of the board of directors of another entity, any of whose executive officers served as one of our directors.

Board Leadership Structure

At the present time, Mr. Colony serves as both Chairman of the Board and Chief Executive Officer. Mr. Colony is a significant stakeholder in Forrester, beneficially owning approximately 40% of our outstanding common stock. As such, we believe it is appropriate that he set the agenda for the Board of Directors in addition to serving as the Chief Executive Officer. We also do not believe that the size of the Company warrants the division of these responsibilities.

In 2017, the Board of Directors selected Robert Galford to act as lead independent director. In this role, Mr. Galford presides at executive sessions of the independent directors and will bear such further responsibilities as the Board as a whole may designate from time to time.

The Board’s Role in Risk Oversight; Risk Considerations in our Compensation Programs

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including financial, strategic, operational, cybersecurity, ESG, legal and regulatory risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate manager within the Company. When a committee receives such a report, the Chair of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting, enabling the full Board to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Our Compensation and Nominating Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. We structure our pay programs to consist of both fixed and variable compensation, with the fixed base salary portion providing steady income regardless of our stock price performance. The variable components, consisting of cash bonus and stock-based awards, and for our chief sales officer, sales commissions, are designed to reward both short and long-term performance. Targets under our bonus plans are a function of contract value (CV) bookings and modified operating income (described in greater detail in the Compensation Discussion and Analysis below), important financial metrics for our business. For long-term performance, we generally award restricted stock units vesting over four years. We believe that the variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce excellent short and long-term results for the Company, while fixed base salary is also sufficiently high such that the executives are not encouraged to take unnecessary or excessive risks. In addition, our bonus plan funding metrics apply company-wide, regardless of function or client group, which we believe encourages relatively consistent behavior across the organization. While sales commissions are not capped, we cap our bonus at 1.95 times target company performance. Therefore, even if Company performance dramatically exceeds target performance, bonus payouts are limited. Conversely, we have a minimum threshold on Company performance under our executive bonus plan approved by the Compensation and Nominating Committee so that the bonus plan is not funded at performance below a certain level. We also believe that our Executive Severance Plan described in detail below, which provides severance compensation in the event of involuntary termination of employment without cause and in connection with a change in control, promotes stability and continuity of operations.

Director Candidates

As noted above, the Compensation and Nominating Committee has responsibility for recommending nominees for election as directors of Forrester. Our stockholders may recommend individuals for this committee to consider as potential director candidates by submitting their names and background to the “Forrester Research Compensation and Nominating Committee”, c/o Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140. The Compensation and Nominating Committee will consider a recommended candidate for the next annual meeting of stockholders only if biographical information and background material are provided no later than the date specified below under “Stockholder Proposals” for receipt of director nominations.

The process that the Compensation and Nominating Committee will follow to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Compensation and Nominating Committee. Assuming that biographical and background material is provided for candidates recommended by the stockholders, the Compensation and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Compensation and Nominating Committee will apply the criteria set forth in the committee’s charter and in the Corporate Governance Guidelines. These criteria include, among others, the candidate’s integrity, age, experience, commitment, diligence, conflicts of interest, and the ability to act in the interests of all stockholders. Although the

Compensation and Nominating Committee considers as one of many factors in the director identification and nomination process diversity of race, gender and ethnicity, as well as geography and business experience, it has no specific diversity policy. The Compensation and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities, including direct operating experience, that will allow the Board to fulfill its responsibilities.

In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders, other than as part of the Board’s slate. To nominate a director, in addition to providing certain information about the nominee and the nominating stockholder, the stockholder must give timely notice to Forrester, which, under our advance notice by-law, requires that the notice be received by us no less than 90 nor more than 120 days prior to the anniversary date of the preceding annual meeting of stockholders. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 11, 2023. In accordance with our by-laws, the 2023 Annual Meeting will be held on May 9, 2023.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. We currently satisfy the minimum objectives of Nasdaq Rule 5605(f)(2) by having at least one director who identifies as female and one director who identifies as a member of an Underrepresented Minority (as defined by the Nasdaq Rules).

Board Diversity Matrix (As of March 29, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	5	–	1
Part II: Demographic Background
African American or Black	–	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did not Disclose Demographic Background	1

Communications from Stockholders

The Board will give appropriate attention to communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Compensation and Nominating Committee, with the assistance of the Chief Legal Officer and Secretary, will be primarily responsible for monitoring communications from stockholders and will provide copies of summaries of such communications to the other directors as deemed appropriate.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Forrester Research Compensation and Nominating Committee, c/o Chief Legal Officer and Secretary, Forrester Research, Inc., 60 Acorn Park Drive, Cambridge, MA 02140.

Environmental, Social and Governance (ESG)

Forrester recognizes the importance of being accountable not only to our stockholders, but also to a broader range of stakeholders, including our customers, employees and the public in general. In addition to our own internal efforts, we have research teams focusing on corporate values, Diversity and Inclusion (“D&I”), and sustainability. We work closely with senior leaders at our clients to advise them on how they can align their ESG efforts with their businesses. Our goal is to effect positive change in society and for our planet through our research, data, and expertise.

Our culture emphasizes certain key values — including client, courage, collaboration, integrity, and quality — that we believe are critical to deliver Forrester’s unique value proposition of helping business and technology leaders use customer obsession to drive growth. In addition, we seek to foster a culture where employees can be creative, feel supported and empowered, and are encouraged to think boldly about new ideas. As a reflection of these efforts, in 2021, for the fourth time in five years, Forrester was honored with a Glassdoor Employees’ Choice Award, recognizing the Best Places to Work in 2021. Forrester’s CEO, Founder, and Chairman George F. Colony was also named one of Glassdoor’s Top CEOs in 2021.

Attracting, retaining, and developing the best and brightest talent around the globe is critical to the ongoing success of our company. To this end, we focus on attracting, hiring, and the inclusion of all backgrounds and perspectives, with the goals of improving employee retention and engagement, strengthening the quality of our research, and improving client retention and customer experience. We field regular surveys to all of our employees to measure our progress against our goals. In 2021, in addition to the ongoing activities of our D&I Council and regional D&I Networks, examples of our efforts with respect to D&I included: the engagement of an outside consultant to perform a comprehensive assessment of our organization; our organization of global events and celebrations for Black History Month, International Women’s Day, Pride Month, and Global Ability Month; and our formation of various partnerships to attract and access more talent from underrepresented groups.

In 2021, based on employees’ feedback and our research, we made the decision to shift to a fully flexible work model that we call “anywhere work.” As the COVID-19 pandemic wanes and our offices fully reopen, our employees and their teams will be empowered to decide when they will be in the office based on their work needs.

We have a robust learning and development program and celebrate and enrich the Forrester culture through frequent recognition of achievements. To keep employees and teams connected and inspired to do their best work in an anywhere work environment, we have enhanced the learning and development opportunities for our employees across a broad range of initiatives including new hire and onboarding, D&I, and leadership training. We also support our employees’ efforts to serve in their local communities by offering each employee a paid volunteer day each calendar year. In addition, we and our employees frequently contribute funds or goods to support philanthropic and community giving efforts. Past initiatives have included employee participation in sponsored charitable events and distribution of goods through select disaster relief organizations.

Forrester also recognizes a shared responsibility to respect and protect the environment. Although our facilities and operations have a small ecological footprint, we reduce the environmental impact of our business through various waste reduction practices, including LEED certified/eco-friendly buildings, recycling, and battery disposal. In addition, we have invested in multiple technologies to facilitate remote work that can in many cases reduce the need for travel and the related environmental impacts, and our anywhere work policy should significantly reduce the time spent commuting to most of our major offices, while also lowering our energy consumption and allowing us to use our office spaces more efficiently. Our employee-led Green Teams promote environmental volunteerism along with everyday actions that our employees can take to benefit the environment, both at and away from work.

In 2021, we engaged our sustainability research team, which actively advises our clients on building more sustainable business strategies, to assess our carbon emissions and develop a plan to continue to lessen our environmental impact. While we found that our emissions are in line with industry standards, we are taking steps that will help us reduce our carbon footprint by at least 50% by 2025. In addition to our anywhere work policy, these steps include revisiting our company-wide travel policies to optimize internal and external travel and eliminating emissions from our data center by continuing to accelerate the migration of more of our platforms and services to the cloud.

Our clients trust us with some of their most sensitive confidential information, and we take our obligation to secure it seriously. We have implemented appropriate technical and organizational measures to ensure a level of security appropriate to the risk of disclosure of this information, and we attempt to minimize the amount of personally identifiable information regarding third parties in our possession. When the processing of personally identifiable information is unavoidable, we strive to comply with all applicable laws and regulations, including the European Union General Data Protection Regulation (GDPR), the California Consumer Privacy Act and the California Privacy Rights Act which is scheduled to be effective January 1, 2023. We have also implemented a Privacy Impact Assessment process to be used before we contract with new vendors of products or services that may have access to confidential and/or personal information.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, equity incentive awards and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are exceeded, and subject to reduction when performance targets are not achieved.

2021 Business Results

The Company had strong operating results in 2021. Revenue grew by 10% to $494.3 million, contract value (CV) grew by 15% to $345.8 million, and diluted earnings per share, at $1.28, were 142% higher than in 2020. As a result, the Company significantly exceeded the targets set early in the year under the Company's executive cash incentive plan, as discussed below.

Compensation for Performance

A substantial amount of the total compensation of our executive officers is linked to our performance, both through short-term cash incentive compensation and long-term equity incentive compensation. We believe this aligns our executives’ incentives with our objective of enhancing stockholder value over the longer term.

Cash Compensation. A significant portion of the current cash compensation opportunity for our executive officers is achieved through our Amended and Restated Executive Cash Incentive Plan (the “Executive Cash Incentive Plan”). As described in more detail below, payments under the plan are based on company financial performance metrics (for 2021, booked sales accounts for the Company's CV products, or “CV bookings”, and modified operating income). By design, our plan pays more when we perform well and less, or nothing, when we do not.

Equity Awards. Another key component of compensation for our executive officers consists of long-term equity incentives, principally in the form of restricted stock units (RSUs). In 2021, all RSUs granted to executive officers vest over time, with 25% to vest annually over four years. We believe these awards have retention value and reflect a balance between short-term financial performance and long-term shareholder return, supporting our performance-based compensation. Consistent with past years, we did not grant equity awards in 2021 to George Colony, our Chairman and Chief Executive Officer, who is the beneficial owner of approximately 40% of our common stock.

Compensation Program Changes in 2021

Base Salary and Short-Term Cash Incentive Compensation. Based on a review of market data, and taking into account the contributions of the named executive officers and our financial performance in 2020, during its annual executive compensation review our Compensation and Nominating Committee (the “Committee”) increased, effective April 1, 2021, the base salaries of the named executive officers then in office by an average of approximately 4.7% over 2020, while increasing the target cash incentive bonus amount of the named executive officers then in office by an average of 5.5% over 2020, as discussed further below.

Executive Cash Incentive Plan. As was the case in the four previous years, while the Committee approved the same performance matrix for purposes of both the Executive Cash Incentive Plan and the Forrester Employee Bonus Plan, the Committee decided to place a stronger emphasis on exceeding, rather than just meeting, the target metrics for the executive team. Accordingly, the Committee approved different percentage payouts at various performance levels for the Executive Cash Incentive Plan than the Forrester Employee Bonus Plan, with executive officers achieving less compensation if 2021 performance were to meet or fall short of the targeted levels, and additional compensation for performance above the targeted levels. In addition, for the first time in 2021, the Committee selected CV product contract bookings instead of total product contract bookings as one of the metrics for measuring the Company's financial performance for purposes of the Executive Cash Incentive Plan. As discussed in further detail below, this change to CV product contract bookings is consistent with the Company's use of CV as one of its key performance measures.

CV Bookings and Forrester Decisions Bonuses. In 2021, in addition to target cash incentive bonuses under the Executive Cash Incentive Plan, the Committee approved additional potential bonuses totaling $90,000 for Mr. Colony and $50,000 for the other named executive officers upon achievement by the Company of a specified level of CV product contract bookings, as discussed in more detail below. The Committee also approved an additional potential bonus of $60,000 for Mr. Colony based on achievement of a successful launch of the Company's Forrester Decisions product offering.

Stock Retention Guidelines. As a result of its annual review of the Company's stock retention guidelines described in more detail below, the Committee determined that changes in annual compensation and stock market fluctuations had caused the retention targets of some executive officers to be inconsistent with the goal of the guidelines. Accordingly, as discussed in further detail below, the Committee decided to update the retention targets for all executive officers and directors effective April 1, 2021.

Say on Pay Stockholder Vote. As we have done each year since 2011, in 2021 we submitted our executive compensation program to an advisory vote of our stockholders and, consistent with the results of our previous say on pay votes, it received the support of 99% of the total votes cast at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation program, including the say on pay vote. The Committee considered this feedback when setting our executive cash compensation program and granting equity awards to executives in 2021 and will continue to consider stockholder feedback in its subsequent executive compensation decision making.

Compensation Objectives and Strategy

The primary purpose of our executive compensation program is to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. Our principal objectives and strategy concerning our executive compensation program are as follows:

•
encourage achievement of key Company values — including client service, quality, collaboration, courage and integrity — that we believe are critical to our continued growth;
•
base cash compensation on individual achievement and responsibility, teamwork, and our short-term financial performance;
•
align employees’ incentives with our objective of enhancing stockholder value over the longer term through long-term incentives, principally in the form of RSUs; and
•
emphasize individual excellence and encourage employees at all levels, as well as executive officers, to take initiative and lead individual projects that enhance our performance.

These objectives and strategy are reviewed each year by the Committee, which oversees our executive compensation program. In furtherance of these objectives, the Committee takes the following actions each year:

•
reviews the performance of George Colony, our Chairman and Chief Executive Officer, including his demonstration of leadership and his overall contribution to the financial performance of the Company;
•
reviews the assessment by Mr. Colony of the performance of the other executive officers against their individual and team goals;
•
reviews the company-wide financial goals that are used in the calculation of the cash incentive compensation for our executives;
•
reviews all components of compensation for each executive officer: base salary, short-term cash incentive compensation, and long-term equity incentive compensation;
•
assesses relevant market data; and
•
holds executive sessions (without our management present) as appropriate to accomplish the above actions.

Mr. Colony also plays a substantial role in the compensation process for the other executive officers, primarily by recommending annual goals for the executives reporting directly to him, evaluating their performance against those goals, and providing recommendations on their compensation to the Committee.

The Committee did not engage an independent compensation consultant in 2021 for its general executive compensation analysis because the members were comfortable relying on their independent review of the market data, surveys and other supporting information provided by management, taking into account that the Company does not offer special perquisites, deferred compensation plans, or other special executive compensation arrangements. The Committee believes it is adequately experienced to address relevant issues and discharge its responsibilities consistent with the Company’s compensation objectives and philosophy.

The Committee has not historically used formal benchmarking data to establish compensation levels but has relied instead on relevant market data and surveys to design compensation packages that it believes are competitive with other similarly situated companies or those with whom we compete for talent. While compensation surveys provide useful data for comparative purposes, the Committee believes that successful compensation programs also require the application of sound judgment and subjective determinations of individual and Company performance.

The Committee believes it is helpful to utilize data compiled from a wide array of companies and believes it important to consider comparative data from companies of comparable size and revenue, operating within a comparable industry, and located or operating within our principal geographic markets. In setting executive compensation for 2021, the Committee primarily considered data from the Radford Global Compensation Database, which included companies with annual revenues from $200 million to $1 billion, as well as comparable companies in the industries and geographies applicable to our executives. For each of the Company’s executive officers, the data the Committee reviewed included comparative market percentiles for base salary and total annual cash compensation opportunity (or “on-target earnings”). The Committee determined that the base salaries and on-target earnings of the named executive officers, other than Mr. Colony, were aligned with the comparative market data considering experience, role criticality, and performance and, accordingly, made its decisions regarding 2021 executive compensation with the goal of maintaining that status.

Since Mr. Colony owns such a substantial percentage of our common stock, the Committee generally does not deem the available market data on chief executive officer compensation as comparable and does not place substantial weight on that data when setting his executive compensation.

Elements of Compensation

Compensation for our named executive officers consists of the following principal components:

•
base salary;
•
short-term cash incentive compensation;
•
long-term equity incentive compensation, principally in the form of RSUs;
•
severance and change-of-control benefits; and
•
other benefits available generally to all full-time employees.

We do not have an express policy for weighting different elements of compensation or for allocating between long-term and short-term compensation, but we do attempt to maintain compensation packages that will advance our overall compensation objectives. In reviewing and setting the compensation of each executive officer, we consider the individual’s position with the Company and his or her ability to contribute to achievement of strategic and financial objectives.

In 2021, as illustrated below, base salaries for our named executive officers other than Mr. Colony and Michael Doyle, our former Chief Financial Officer, represented an average of approximately 32.2% of total target compensation for these individuals, while the base salary for Mr. Colony represented 41.1% of his total target compensation. Because of Mr. Colony’s significant ownership of our common stock, the Committee generally does not grant equity-based awards to him, resulting in a higher ratio of base salary to total target compensation than that of the other named executive officers. Because Mr. Doyle resigned as an executive officer of the Company effective April 1, 2021, he was not eligible for an annual bonus under our Executive Cash Incentive Plan and did not receive any equity-based awards in 2021.

Base Salary. The Committee approves the base salaries of our named executive officers annually by evaluating the responsibilities of their position, the experience and performance of the individual, and as necessary or appropriate, survey and market data. The base salary of a named executive officer is also considered together with the other components of his or her compensation to ensure that both the executive’s total cash compensation opportunity (or “on-target earnings”) and the allocation between base salary and variable compensation for the executive are in line with our overall compensation philosophy and business strategy. Additionally, the Committee may adjust base salary more frequently than annually to address retention issues or to reflect promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Our goal is to pay base salaries to our named executive officers that are competitive with the base salaries of companies that are similarly situated or with which we compete to attract and retain executives, while taking into account total on-target earnings, and remaining consistent with our overall compensation objectives with respect to variable compensation. In March 2021, taking into account the market data discussed above, the respective tenures, experience and performance of the named executive officers and our financial performance in 2020, the Committee decided to increase the base salaries of the named executive officers then in office, excluding Mr. Doyle, by an average of 4.7%, with such changes effective as of April 1, 2021. Because Mr. Doyle ceased to be an executive officer of the Company effective April 1, 2021, no adjustment was made to his compensation. Chris Finn joined as our Chief Financial Officer in September of 2021 with an annual base salary of $410,000, and was not eligible for a compensation adjustment in 2021.

Short-Term Cash Incentive Compensation. A significant portion of each of our named executive officers’ total annual cash compensation is dependent on our achievement of annual financial objectives set forth under our Executive Cash Incentive Plan. Payouts under the plan are made annually in arrears.

An individual named executive officer’s annual bonus payout under the Executive Cash Incentive Plan is based on the following factors, which are discussed in more detail below:

•
the named executive officer’s target award;
•
the Company’s financial performance; and
•
if applicable, the named executive officer’s individual and/or team performance.

Effective April 1, 2021, as part of its executive compensation reviews, the Committee increased the target cash incentive bonus amounts for each of the named executive officers then in office by an average of approximately 5.5%, taking into account the Company’s financial performance in 2020, the market data discussed above, and the respective tenures, experience and performance of our named executive officers. After giving effect to these increases, and including Mr. Finn’s annualized target cash incentive bonus of $255,000, the average annual target cash incentive bonus amount for our named executive officers, other than Mr. Doyle and Kelley Hippler, our Chief Sales Officer, was approximately 82.0% of that person’s base salary. As of April 1, 2021, Ms. Hippler’s target cash incentive bonus amount under our Executive Cash Incentive Plan was $117,000, or 33.0% of her base salary, because as Chief Sales Officer, a significant portion of her target cash incentive amount was tied to sales commissions. Ms. Hippler’s 2021 commission-based target cash incentive amount was set at $238,000, or 67.0% of her base salary.

For purposes of the Executive Cash Incentive Plan, the financial performance of our Company for 2021 was measured based on booked sales accounts of our CV products (referred to as “CV bookings”) and modified operating income. Generally speaking, we define CV products as those services that our clients use over a year’s time and that are renewable periodically, usually on an annual basis. Our CV products primarily consist of our subscription research products. In previous years, the Committee has typically selected total Company bookings (including all CV and non-CV products) as one of the metrics. However, because CV products are our most profitable products and historically our contracts for CV products have renewed at high rates (as measured by our client retention and wallet retention metrics), the Company began focusing on the increase in CV as one of its key metrics in 2021. In light of this, the Committee selected CV bookings as a more appropriate metric to align the Company's compensation programs with this focus. The Committee also selected CV bookings as one of the metrics because we believe that CV bookings provide an important measure of our current business activity and estimated future revenues.

We define modified operating income to mean the Company’s operating income assuming cash incentive compensation payouts under the Executive Cash Incentive Plan and the Forrester Employee Bonus Plan at target levels and excluding amortization of acquisition-related intangible assets, costs associated with acquisition activities, stock-based compensation and net gains or losses from investments. The Committee selected modified operating income as the other key metric because we believe modified operating income provides a comprehensive measure of our financial performance that takes into account the importance of both revenue growth and expense management. In addition, by linking payouts under the plan to the Company’s profitability, we provide our employees with the opportunity to share in our profits while assuring that payouts are only made if we achieve a satisfactory, pre-approved level of profitability, taking into account the nature of our business, planned investments to support growth of the business, and the economic environment.

The Committee may adjust the CV bookings and modified operating income metrics, as it deems appropriate, to include or exclude particular non-recurring items to avoid unanticipated results and to promote, and provide appropriate incentives for, actions and decisions that are in the best interests of the Company and its stockholders.

The Executive Cash Incentive Plan was structured as follows in 2021, similar in structure to that in 2020:

•
A matrix for 2021 containing CV bookings on the x axis and modified operating income on the y axis was approved by the Committee under the plan based on the Company’s 2021 operating plan approved by the Board of Directors. Minimum CV bookings and modified operating income levels were set taking into account the Company’s recent levels of CV bookings and modified operating income and planned investments to support growth of the business. Failure of our Company to meet either of these minimum levels would result in each executive officer being ineligible to receive any bonus payout. The minimum, target and maximum levels of CV bookings and modified operating income under the Executive Cash Incentive Plan approved by the Committee were as follows (all dollars in thousands):

		Modified
	CV	Operating
	Bookings	Income
Minimum	$299,263	$39,771
Target	$332,514	$49,714
Maximum	$365,766	$59,657
•
If the Company’s target CV bookings and modified operating income were both exactly achieved, the Executive Cash Incentive Plan allowed for the payment of 95% of a named executive officer’s target award.
•
If both CV bookings and modified operating income were above the minimum thresholds but neither exceeded the target, the bonus payout would be between 0% and 75% of the target award.
•
If both CV bookings and modified operating income were above the minimum thresholds but only modified operating income exceeded the target, the bonus payout would be between 65% and 100% of the target award.
•
If both CV bookings and modified operating income were above the minimum thresholds but only CV bookings exceeded the target, the bonus payout would be between 40% and 125% of the target award.
•
If both of the applicable target CV bookings and modified operating income were exceeded, the plan allowed for the payment of up to 195% of a named executive officer’s target award.

The Company’s actual CV bookings and modified operating income for 2021 were $347.0 million and $71.2 million, respectively, resulting in 180% of each eligible named executive officer’s target award being payable. This illustrates the pay for performance structure of the compensation awarded to our named executive officers, as our 2021 CV bookings and modified operating income were both substantially above our target levels. The total cash incentive plan compensation paid to Ms. Hippler for 2021 also included commissions of $337,482, or 142% of her targeted commissions for 2021, as set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”.

While serving as interim Chief Financial Officer for a portion of 2021, Scott Chouinard continued to participate in the Forrester Employee Bonus Plan rather than the Executive Cash Incentive Plan. Payouts under the Forrester Employee Bonus Plan are made annually in arrears and are based on the employee’s target award, as modified by performance against individual goals. Under the Forrester Employee Bonus Plan, a specified percentage of each employee’s target award is also conditioned upon the Company’s achievement of annual CV bookings and modified operating income goals derived from the Company’s 2021 operating plan that was used to create the annual matrix for the Executive Cash Incentive Plan, as described above. Based on Company and individual performance relative to the applicable goals, in 2021 Mr. Chouinard received $114,487 under the Forrester Employee Bonus Plan, or 163% of his target cash incentive bonus payment. In connection with his additional responsibilities while acting as interim Chief Financial Officer, the Committee also approved three coverage bonuses of $100,000 each for Mr. Chouinard in 2021, with payment being conditioned upon his continued employment with the Company on each of June 30, September 30, and December 31, 2021.

In 2021, the Committee determined to offer the named executive officers other than Messrs. Chouinard and Doyle an additional potential bonus that would be payable if the Company were to achieve CV bookings of at least $334.2 million in 2021. The amount of the potential bonus was $90,000 for Mr. Colony and $50,000 for each of the other eligible named executive officers. As noted above, the Company’s actual CV bookings for 2021 were $347.0 million, resulting in each of the eligible named executive officers receiving this additional bonus. The Committee also determined to offer Mr. Colony a further additional bonus of $60,000 based on a successful launch of the Company's Forrester Decisions product offering, with such success to be evaluated at the Committee's discretion. Given the better-than-expected performance of Forrester Decisions following its launch in August 2021, the Committee approved payment of this additional bonus to Mr. Colony.

Pursuant to our employment offer letter dated July 23, 2021 with Mr. Finn that was approved by the Committee, Mr. Finn received an additional sign-on bonus of $150,000.

Long-term Equity Incentive Compensation. Since 2016, our equity awards to executive officers have consisted of RSUs granted under our equity incentive plan, with the number of RSUs awarded to be calculated with reference to a specific compensation value divided by the share price of our common stock on the award date.

All stock-based compensation awards granted to our executive officers are granted by the Committee. We believe that stock-based awards help to motivate and retain executives and also align management’s incentives with long-term stock price appreciation. In general, we believe that time-based equity-based awards serve to encourage retention while further aligning the interests of executives and stockholders, as the awards have value only if the recipient continues to provide service to the Company through the vesting date, and, while the RSUs have immediate compensatory value to recipient upon vesting, increases in our share price provide significant additional compensatory value to the recipient, and decreases in the share price reduce the original compensation value of the award. Neither the Company nor our board of directors, including the Committee, has any plan, program or practice of timing equity incentive awards in coordination with the release or withholding of material non-public information.

In determining the size and nature of stock-based awards for 2021, the Committee considered the aggregate number of stock-based awards outstanding relative to the Company’s total shares outstanding, the average aggregate size of stock-based awards made to executive officers of companies that are similarly situated or with which we compete to attract and retain executives, and the individuals that they believed were most likely to contribute to or influence a return to the Company’s historical growth levels and improvement in the Company’s operating margin. On July 27, 2021, the Committee reviewed and approved the grant of time-based RSUs to each of Ms. Hippler, Ryan Darrah, our Chief Legal Officer, and Carrie Johnson, our Chief Product Officer, effective August 1, 2021, as part of a grant of equity-based compensation to key employees across the Company. Mr. Darrah was granted 6,059 RSUs, Ms. Hippler was granted 11,018 RSUs, and Ms. Johnson was granted 8,814 RSUs. The Committee determined that the RSUs would vest 25% annually over four years.

On October 1, 2021, pursuant to his previously-referenced employment offer letter, Mr. Finn received an award of 20,161 RSUs that would vest 25% annually over four years.

Given Mr. Colony’s significant ownership of our common stock, the Committee did not grant stock options or RSUs to Mr. Colony in 2021.

Severance and Change in Control Agreements. Effective May 15, 2014, we adopted the Forrester Research, Inc. Executive Severance Plan (the “Severance Plan”), applicable to all of our executive officers, including the named executive officers other than Mr. Chouinard. Similar to plans maintained by many other companies, our Severance Plan provides for payments and benefits to our executive officers upon a qualifying termination of employment, including in connection with a change in control. Further detail on the Severance Plan is contained below under the heading “Severance and Change-of-Control Benefits.” We believe that the Severance Plan functions as a retention tool for our executive officers to remain with the Company and enable the executive officers to focus on the continuing business operations and, as applicable, the success of a potential business combination that the Board of Directors has determined to be in the best interests of the shareholders. We believe this results in stability and continuity of operations.

As previously described in our Current Report on Form 8-K filed December 9, 2020, we entered into a letter agreement dated December 9, 2020 with Mr. Doyle regarding his resignation as Chief Financial Officer as of April 1, 2021 and his provision of transition services to the Company through no later than December 31, 2021. In consideration for this arrangement, the letter provides for the following benefits to be paid or made available to Mr. Doyle in lieu of any amounts under the Severance Plan or otherwise:

•
Compensation of $690,800, consisting of a lump sum payment of $265,000 (corresponding to Mr. Doyle’s annual target bonus as of December 9, 2020, and payment in lieu of outplacement assistance) and additional payments totaling $425,800 in equal installments over 12 months (corresponding to Mr. Doyle’s annual base salary and payment in lieu of the Company’s annual contribution for health and dental insurance);
•
Compensation at a rate of $3,846.15 per week ($150,000 in total) during the period the Company engaged Mr. Doyle to provide transition services; and
•
Had the services of Mr. Doyle been terminated without cause prior to August 4, 2021, unvested restricted stock units previously awarded to Mr. Doyle scheduled to vest on or before August 4, 2021 would have vested.

These benefits were conditioned on a customary release of claims and compliance by Mr. Doyle with his obligations to the Company, including pursuant to his Forrester Employee Confidentiality, Proprietary Rights and Noncompetition Agreement that provides for a one-year post-employment nonsolicitation and noncompetition period, which commenced on April 1, 2021.

Other Benefits

As employees of our Company, our executive officers are eligible to participate in all Company-sponsored benefit programs on the same basis as other full-time employees, including health and dental insurance and life and disability insurance. In addition, our executive officers are eligible to receive the same employer match under our 401(k) plan as is applicable for all participating employees and to participate in our employee stock purchase plan, pursuant to which participants may elect to purchase shares of our stock on a semi-annual basis at a 15% discount based on the lower of the price of our stock at the beginning and end of each period. We do not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites, to our executives.

Stock Retention Guidelines

Our Corporate Governance Guidelines include stock retention guidelines to further align the interests of our directors and executive officers with those of our stockholders. Members of our executive team and Board of Directors are subject to these stock retention guidelines for so long as they remain an executive officer, or serve as a director, of the Company.

The guidelines require directors of the Company to acquire and hold during their service as a Forrester Board member shares of Forrester’s common stock (“Common Stock”) equal in value to at least two times their total annual compensation from Forrester (including cash retainer and grant date value of equity grants) as in effect on April 23, 2019 (or, if later, the date of commencement of Board service or such other date as the Committee shall designate). Directors have five years from April 23, 2019 (or, if later, the date of commencement of Board service) to meet the target stock ownership guideline.

Executive officers of the Company are required to acquire and hold during their service as a Forrester executive team member shares of Common Stock equal in value to at least one times their total annual on-target earnings (defined as base salary plus total annual cash compensation opportunity) as in effect on April 23, 2019 (or, if later, the date of commencement of executive team service or such other date as the Committee shall designate). Executive officers with fewer than two years tenure on the executive team as of April 23, 2019 or that become executive officers thereafter have five years from April 23, 2019 (or, if later, the date of commencement of executive team service) to meet the target stock ownership guideline, and officers with two or more years tenure on the executive team as of April 23, 2019 have three years from such date to meet the target stock ownership guideline.

Until such time as a director or officer reaches his or her share ownership guideline, the director or officer may sell shares of Common Stock only to the extent that, subsequent to such sale, such director or officer continues to hold more shares than he or she held as of December 31 of the preceding year. In addition, if a director or officer has not reached his or her share ownership guideline within the required accumulation period, he or she will be required to retain 100% of the net shares of Forrester common stock delivered to him or her upon the exercise or vesting of stock awards held by him or her until such guideline is reached. Net shares are the number of shares remaining after shares are sold or netted to pay the exercise price of stock options and withholding taxes. For directors, the applicable withholding taxes will be presumed to be the minimum withholding tax applicable to an employee. All directors and executive officers are expected to continuously own sufficient shares to meet the guideline once it has been reached. Unexercised stock options and unvested restricted stock units will not count toward meeting the stock ownership guidelines.

These guidelines may be waived, at the discretion of the Committee, if compliance with the guidelines would create severe hardship or prevent an executive officer or director from complying with a court order. The Committee will reassess these guidelines on an annual basis, taking into account factors such as compensation and stock price changes. In April of 2021, the Committee determined that the retention targets for all executive officers and directors would be adjusted, effective immediately, using the average closing stock price of the Company during March 2021 and the on-target earnings (for executive officers) and total compensation (for directors) as of April 1, 2021 for purposes of calculating such targets. Our directors and executive officers have complied in full with these guidelines since their initial adoption.

Impact of Tax and Accounting on Compensation Decisions

As a result of federal tax legislation enacted in December 2017, compensation paid to certain of our executive officers in excess of $1 million per person per year will not be deductible unless it qualifies for transition relief applicable to certain compensation arrangements in place as of November 2, 2017 and not later materially modified.

The Committee believes that the interests of our stockholders are best served if the Committee continues to retain flexibility and discretion to approve and amend compensation plans, agreements and arrangements to support our corporate objectives, even if a plan, agreement or arrangement does not qualify for full or partial tax deductibility and even if an amendment results in a loss or limitation of tax deductibility. Despite the changes as a result of the 2017 tax legislation, the Committee currently expects (consistent with its executive compensation philosophy) to structure executive compensation programs such that a significant portion of executive compensation is linked to our performance.

The Committee also takes into consideration the accounting treatment of the different forms of awards it may grant to executive officers.

Compensation Committee Report

The Compensation and Nominating Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Nominating Committee

Robert M. Galford, Chair

David Boyce

Gretchen G. Teichgraeber

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2021, and two other individuals who served as Chief Financial Officer during portions of 2021. We refer to these officers as the “named executive officers.”

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)
George F. Colony	2021	461,923	150,000	—	922,500	17,845	1,552,268
Chairman of the Board and	2020	425,000	237,500	—	—	19,343	681,843
Chief Executive Officer	2019	421,250	—	—	273,813	17,628	712,691

L. Christian Finn(4)	2021	110,385	200,000	999,986	229,503	446	1,540,319
Chief Financial Officer

Michael A. Doyle(5)	2021	256,261	—	—	—	587,177	843,438
Former Chief Financial Officer	2020	410,712	127,500	324,990	—	13,302	876,504
	2019	404,869	—	424,975	159,717	13,152	1,002,713

Scott Chouinard(6)	2021	322,187	300,000	—	114,487	10,351	747,025
Chief Accounting Officer and Treasurer

Ryan Darrah	2021	317,385	50,000	274,957	274,500	11,543	928,386
Chief Legal Officer and Secretary

Kelley Hippler	2021	349,566	50,000	499,997	545,854	10,356	1,455,773
Chief Sales Officer	2020	340,112	56,000	399,993	179,935	12,588	988,628
	2019	333,489	—	499,981	275,412	18,693	1,127,575

Carrie Johnson	2021	387,385	50,000	399,979	445,500	9,780	1,292,644
Chief Research Officer	2020	371,354	120,000	349,967	—	12,056	853,377
	2019	353,000	—	374,986	132,438	9,120	869,544

(1)
Amounts for 2020 represent discretionary bonuses approved by the Committee. Amounts for 2021 represent: additional performance-based bonuses approved by the Committee of $150,000 for Mr. Colony and $50,000 for each of Messrs. Finn and Darrah and Mlles. Hippler and Johnson; a sign-on bonus of $150,000 for Mr. Finn; and coverage bonuses totaling $300,000 for Mr. Chouinard.
(2)
These amounts represent the aggregate grant date fair value of restricted stock unit awards. The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant, as adjusted to reflect the absence of dividend credits prior to vesting of the restricted stock units, if any. The amounts set forth may be more or less than the value ultimately realized by the named executive officer based upon, among other things, the value of the Company’s common stock at the time of vesting of the restricted stock units and whether the restricted stock units actually vest.
(3)
2021 amounts include the following amounts of Company matching contributions under our 401(k) plan: Mr. Colony, $8,700; Mr. Doyle, $8,700; Mr. Chouinard, $8,700; Mr. Darrah, $8,700; Ms. Hippler, $8,700; and Ms. Johnson, $8,700. Other amounts consist of group term life insurance premiums and miscellaneous other items. Amount shown for Mr. Doyle includes severance payments of $576,161 related to Mr. Doyle’s resignation from the Company, payable pursuant to an end of service agreement, dated as of December 9, 2020.
(4)
Mr. Finn became our Chief Financial Officer on September 13, 2021.
(5)
As disclosed in the Company’s Form 8-K filed December 9, 2020, Mr. Doyle resigned as an executive officer of the Company, effective April 1, 2021. Because of both his total compensation received during 2021 and his service as Chief Financial Officer for a portion of 2021, Mr. Doyle is listed as a named executive officer of the Company in the above table, but he was no longer an executive officer of the Company at December 31, 2021.
(6)
Mr. Chouinard is listed as a named executive officer of the Company in the above table because he served as interim Chief Financial Officer of the Company from April 1, 2021 to September 13, 2021.

GRANTS OF PLAN-BASED AWARDS FOR 2021

The following table sets forth information with respect to plan-based awards granted to named executive officers in 2021.

									Grant
									Date
							All Other		Fair
						All Other	Option	Exercise	Value of
			Estimated Possible Payouts Under			Stock	Awards:	or Base	Stock
			Non-Equity Incentive Plan			Awards:	Number of	Price of	and
		Committee	Awards(1)(2)(3)(4)(5)			Number of	Securities	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Shares of	Underlying	Awards	Awards
Name	Date	Date	($)	($)	($)	Stock (#)	Options (#)	($/Sh)	($)(6)
George F. Colony	—	—	205,000	512,500	999,375	—	—	—	—
	—	—	N/A	90,000	90,000	—	—	—	—
	—	—	N/A	60,000	60,000	—	—	—	—

L. Christian Finn	—	—	N/A	127,500	248,625	—	—	—	—
	—	—	N/A	50,000	50,000	—	—	—	—
	10/01/21	07/26/21	—	—	—	20,161	—	—	999,986

Michael A. Doyle	—	—	—	—	—	—	—	—	—

Scott Chouinard	—	—	N/A	70,453	145,309	—	—	—	—

Ryan Darrah	—	—	61,000	152,500	297,375	—	—	—	—
	—	—	N/A	50,000	50,000	—	—	—	—
	08/02/21	07/21/21	—	—	—	6,059	—	—	274,957

Kelley Hippler	—	—	46,300	353,750	N/A	—	—	—	—
	—	—	N/A	50,000	50,000	—	—	—	—
	08/02/21	07/21/21	—	—	—	11,018	—	—	499,997

Carrie Johnson	—	—	99,000	247,500	482,625	—	—	—	—
	—	—	N/A	50,000	50,000	—	—	—	—
	08/02/21	07/21/21	—	—	—	8,814	—	—	399,979

(1)
Except with respect to Mr. Chouinard and Ms. Hippler, consists of: awards under our Executive Cash Incentive Plan, a non-equity incentive plan, with payouts thereunder made annually in arrears; an additional potential annual bonus conditioned upon attainment of targeted levels of CV bookings; and, with respect to Mr. Colony, an additional potential annual bonus conditioned upon achievement of a successful launch of the Company's Forrester Decisions product offering. Our Executive Cash Incentive Plan and the additional bonuses are described in detail, including calculation of threshold, target and maximum awards under the plan, in the Compensation Discussion and Analysis above. Actual amounts awarded are set forth in the Summary Compensation Table above.
(2)
Mr. Colony’s “Target” amounts include the target amount he was eligible to receive under our Executive Cash Incentive Plan of $512,500 and two targeted additional bonuses of $90,000 and $60,000.
(3)
The “Target” amounts for Mr. Finn, Mr. Darrah, and Ms. Johnson include the target amounts they were eligible to receive under our Executive Cash Incentive Plan of $127,500, $152,500 and $247,500, respectively, and a targeted additional bonus of $50,000 for each officer. There is no threshold amount included for Mr. Finn's target amount he was eligible to receive under our Executive Cash Incentive Plan because he was guaranteed a minimum payout of $127,500 per the terms of his offer letter.
(4)
Mr. Chouinard’s “Target” amount includes the target amount he was eligible to receive under our Forrester Employee Bonus Plan of $70,453. Mr. Chouinard’s threshold amount reflects the fact that his payout under the Forrester Employee Bonus Plan could be increased by as much as 50% or reduced to as little as zero, depending on the achievement of specific individual goals. Without giving effect to any upward or downward adjustment for individual performance, the threshold, target and maximum possible payouts under the Forrester Employee Bonus Plan for Mr. Chouinard were $17,613, $70,453 and $123,293, respectively.
(5)
Ms. Hippler’s “Target” amounts include the target amount she was eligible to receive under our Executive Cash Incentive Plan of $115,750, target sales commissions of $238,000, and a targeted additional bonus of $50,000. There is no cap on Ms. Hippler’s “Maximum” amount because there is no cap on possible commission payments.
(6)
The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding outstanding option awards and stock awards held as of December 31, 2021.

	Option Awards				Stock Awards
					Equity Incentive	Equity Incentive
					Plan	Plan
					Awards:	Awards: Market or
	Number of	Number of			Number of	Payout Value of
	Securities	Securities			Unearned Shares,	Unearned Shares,
	Underlying	Underlying			Units	Units
	Unexercised	Unexercised	Option		or Other	or Other
	Options	Options	Exercise	Option	Rights That	Rights That
	(#)	(#)	Price	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(1)
George F. Colony	—	—	—	—	—	—

L. Christian Finn	—	—	—	—	20,161(2)	1,184,056

Michael A. Doyle	—	—	—	—	—	—

Scott Chouinard	—	—	—	—	364(3)	21,378
	—	—	—	—	203(3)	11,922
	—	—	—	—	960(4)	56,381
	—	—	—	—	2,083(5)	122,335

Ryan Darrah	—	—	—	—	1,464(3)	85,981
	—	—	—	—	3,242(4)	190,403
	—	—	—	—	5,730(5)	336,523
	—	—	—	—	6,059(6)	355,845

Kelley Hippler	—	—	—	—	1,996(3)	117,225
	—	—	—	—	5,896(4)	346,272
	—	—	—	—	8,335(5)	489,515
	—	—	—	—	11,018(6)	647,087
	8,750	—	36.18	6/2/2023	—	—

Carrie Johnson	—	—	—	—	585(3)	34,357
	—	—	—	—	763(7)	44,811
	—	—	—	—	4,422(4)	259,704
	—	—	—	—	7,293(5)	428,318
	—	—	—	—	8,814(6)	517,646

(1)
The market value was calculated based on $58.73, the closing price per share of our common stock on December 31, 2021.
(2)
Consists of time-based restricted stock units that vest as to 25% of the shares subject to the award on each of October 1, 2022, October 1, 2023, October 1, 2024 and October 1, 2025.
(3)
Consists of time-based restricted stock units that vest on August 1, 2022.
(4)
Consists of time-based restricted stock units that vest as to 50% of the shares subject to the award on each of August 1, 2022 and August 1, 2023.
(5)
Consists of time-based restricted stock units that vest as to one third of the shares subject to the award on each of August 1, 2022, August 1, 2023 and August 1, 2024.
(6)
Consists of time-based restricted stock units that vest as to 25% of the shares subject to the award on each of August 1, 2022, August 1, 2023, August 1, 2024, and August 1, 2025.
(7)
Consists of time-based restricted stock units that vest on November 1, 2022.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2021

The following table sets forth information for the named executive officers regarding the value realized during 2021 by the executives pursuant to option exercises and the vesting of RSUs.

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of
	Acquired	Realized	Shares	Value
	on Exercise	on Exercise	Acquired on	Realized
Name	(#)	($)	Vesting (#)	on Vesting ($)
George F. Colony	—	—	—	—
L. Christian Finn	—	—	—	—
Michael A. Doyle	65,700	753,883	9,014	422,306
Scott Chouinard	9,375	213,024	2,255	105,152
Ryan Darrah	2,697	30,880	6,436	294,399
Kelley Hippler	5,125	127,438	9,827	460,395
Carrie Johnson	1,750	25,095	6,651	316,376

Pension Benefits

We have no defined benefit pension plans or long-term incentive plans applicable to the named executive officers.

Nonqualified Deferred Compensation

We have no nonqualified defined contribution or deferred compensation plans.

Severance and Change-of-Control Benefits

Effective May 15, 2014, our Board of Directors adopted and approved the Forrester Research, Inc. Executive Severance Plan (the “Severance Plan”), which is applicable to all of the Company’s executive officers, including the named executive officers other than Mr. Chouinard. The Severance Plan provides for the payment of severance and other benefits to each executive officer in the event of a termination of employment with the Company without cause and also, in the case of a change in control, by an executive officer for good reason, each as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the executive’s execution of a general release of claims against the Company, in addition to any accrued obligations such as unpaid base salary, vacation and earned bonuses, the Severance Plan provides for the following severance payments and benefits:

•
In the event of a Qualifying Termination other than following a change in control:
•
continued payment of the executive officer’s base salary in installments for one year, and in the case of Mr. Colony (or any successor CEO), for 18 months, after the Qualifying Termination;
•
payment in a lump sum of an amount equal to the lesser of the executive officer’s (x) annual target bonus and, if applicable, sales commissions, as in effect on the date of the Qualifying Termination, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the executive officer under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination (or for such shorter period that the executive officer was employed by the Company); and in the case of the chief executive officer, payment in a lump sum of an amount equal to one and one-half times the lesser of the chief executive officer’s (x) annual target bonus and, if applicable, sales commissions, as in effect on the date of the Qualifying Termination, or (y) the average of the actual bonus and, if applicable, sales commissions earned by the chief executive officer under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination;
•
payment in cash during the 12-month period following a Qualifying Termination for executive officers other than the chief executive officer, and during the 18-month period following a Qualifying Termination for the chief executive officer, of an amount equal to the Company’s portion of the cost for medical and dental coverage under applicable Company plans; and
•
6 months of outplacement assistance, subject to extension for an additional 6 months upon request of the executive officer and at the discretion of the Company.
•
In the event of a Qualifying Termination during the 18-month period following a change in control (as defined in the Severance Plan):
•
payment in a lump sum of the executive officer’s annual base salary, and in the case of the chief executive officer, two times annual base salary;

•
payment in a lump sum of an amount equal to the excess, if any, of (x) the executive officer’s annual target bonus amount and/or annual target sales commission amount pro-rated as of the Qualifying Termination, over (y) the amount paid or payable for the actual bonus and/or sales commissions earned through the Qualifying Termination;
•
payment of the higher of the executive officer’s (x) target annual incentive opportunity, including target bonus opportunity and, if applicable, target sales commissions, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the executive under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination (or such shorter period that the executive officer was employed by the Company); and in the case of the chief executive officer, the higher of two times his or her (x) target annual incentive opportunity, including target bonus opportunity and, if applicable, target sales commissions, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the chief executive officer under applicable plans for the two fiscal years preceding the year of the Qualifying Termination;
•
payment in cash in a lump sum of an amount equal to 12 months for executive officers other than the chief executive officer, and 24 months for the chief executive officer, of the Company’s portion of the cost for medical and dental coverage under applicable Company plans;
•
12 months of outplacement assistance; and
•
without limiting an executive officer’s rights under any equity plans or agreements, accelerated vesting of, or cancellation and payment of merger consideration for (net of exercise price, if any), all unvested equity and equity-based awards, with performance-based awards, if any, vesting at target level of performance.

The Severance Plan shall also reimburse each executive officer whose termination of employment results from a change of control all reasonable legal fees and expenses incurred to obtain or enforce rights or benefits under the Severance Plan if the executive officer prevails in substantial part on the material issues of the proceeding.

The Severance Plan does not provide for a gross-up payment to any of the executive officers to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (“Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Severance Plan provides that in the event that the severance payments and benefits described above, and any other parachute payments, would, if paid, be subject to the Excise Tax, then the severance payments and benefits under the Severance Plan will be reduced to the extent necessary so that no portion of the payments or benefits under the Severance Plan are subject to the Excise Tax, provided that there shall be no such reduction if the net amount of the payments received by the executive officer after giving effect to all applicable taxes is greater than the net amount of the payments received by the executive officer after giving effect to the reduction.

As described above, on December 9, 2020, we entered into a letter agreement with Mr. Doyle regarding his resignation as Chief Financial Officer as of April 1, 2021 and his provision of transition services to the Company through no later than December 31, 2021. In consideration for this arrangement, the letter provides for the following benefits to be paid or made available to Mr. Doyle in lieu of any amounts under the Severance Plan or otherwise:

•
Compensation of $690,800, consisting of a lump sum payment of $265,000 (corresponding to Mr. Doyle’s annual target bonus as of December 9, 2020, and payment in lieu of outplacement assistance) and additional payments totaling $425,800 in equal installments over 12 months (corresponding to Mr. Doyle’s annual base salary and payment in lieu of the Company’s annual contribution for health and dental insurance);
•
Compensation at a rate of $3,846.15 per week ($150,000 in total) during the period the Company engaged Mr. Doyle to provide transition services; and
•
Had the services of Mr. Doyle been terminated without cause prior to August 4, 2021, unvested restricted stock units previously awarded to Mr. Doyle scheduled to vest on or before August 4, 2021 would have vested.

These benefits were conditioned on a customary release of claims and compliance by Mr. Doyle with his obligations to the Company, including pursuant to his Forrester Employee Confidentiality, Proprietary Rights and Noncompetition Agreement that provides for a one-year post-employment nonsolicitation and noncompetition period, which period commenced on April 1, 2021. The letter agreement also provides that the benefits will be paid or made available to Mr. Doyle’s heirs, estate or personal representatives in the event of his death prior all such benefits being paid or made available to him.

We have not entered into agreements providing for severance benefits with any of the other named executive officers. Each of our named executive officers other than Mr. Colony has entered into stock option and restricted stock unit grant agreements that provide for full acceleration of vesting upon a change of control of the Company, unless there is an assumption, substitution or cash-out of the options or restricted stock units in connection with the change of control.

The following table provides the details of payments that would have been paid to, or value that would have been received by, the named executive officers in connection with either a change of control, a termination of employment without cause or for good reason in connection with a change of control, or a termination of employment without cause in the absence of a change of control, in each case effective as of December 31, 2021.

			Annual	Payment in		Value of
		Salary	Incentive	Lieu of	Outplacement	Accelerated
		Continuation	Compensation	Medical and	Assistance	Unvested	Total
Name	Event (1)	($)	($)	Dental ($)	($)(2)	Equity ($)(3)	($)
George F. Colony	Change in Control	—	—	—	—	—	—

	Termination Upon
	Change in Control	950,000	1,350,000	27,384	20,000	—	2,347,384

	Not for Cause
	Termination	712,500	383,484	20,538	10,000	—	1,126,522

L. Christian Finn(4)	Change in Control	—	—	—	—	1,184,056	1,184,056

	Termination Upon
	Change in Control	410,000	305,000	22,083	20,000	1,184,056	1,941,138

	Not for Cause
	Termination	410,000	127,500	22,083	10,000	—	569,583

Michael A. Doyle(5)	Change in Control	—	—	—	—	—	—

	Termination Upon
	Change in Control	110,923	—	3,715	—	—	114,638

	Not for Cause
	Termination	110,923	—	3,715	—	—	114,638

Scott Chouinard(6)	Change in Control	—	—	—	—	212,015	212,015

	Termination Upon
	Change in Control	226,612	—	15,207	—	212,015	453,834

	Not for Cause
	Termination	226,612	—	15,207	—	—	241,819

Ryan Darrah	Change in Control	—	—	—	—	968,751	968,751

	Termination Upon
	Change in Control	325,000	205,000	20,254	20,000	968,751	1,539,005

	Not for Cause
	Termination	325,000	79,248	20,254	10,000	—	434,502

Kelley Hippler	Change in Control	—	—	—	—	1,600,099	1,600,099

	Termination Upon
	Change in Control	355,000	405,000	21,966	20,000	1,600,099	2,402,065

	Not for Cause
	Termination	355,000	255,674	21,966	10,000	—	642,640

Carrie Johnson	Change in Control	—	—	—	—	1,284,836	1,284,836

	Termination Upon
	Change in Control	390,000	300,000	21,966	20,000	1,284,836	2,016,802

	Not for Cause
	Termination	390,000	126,219	21,966	10,000	—	548,185

(1)
None of the named executive officers has an agreement to receive any salary continuation, variable cash compensation, benefits continuation, acceleration of equity or gross-up in the event such named executive officer dies, becomes disabled, voluntarily terminates his or her employment with Forrester without “Good Reason” or if that named executive officer is terminated by Forrester for cause, except as described above in the letter agreement dated December 9, 2020 between the Company and Mr. Doyle.
(2)
Estimated cost of 12 months of outplacement service in the event of a change in control and 6 months of outplacement service in the event of termination without a change in control.

(3)
Calculated using $58.73, the closing price per share of our common stock on December 31, 2021. In the case of unvested options, calculated using the difference between $58.73 and the exercise price of the applicable option, multiplied by the number of unvested shares. In the case of unvested restricted stock units (RSUs), calculated using $58.73 multiplied by the number of shares underlying such unvested RSU.
(4)
Amounts for Mr. Finn reflect the guaranteed minimum annual incentive compensation of $127,500 for 2021 set forth in his employment offer letter.
(5)
Amounts for Mr. Doyle reflect the remaining amounts due per the terms of the letter agreement dated December 9, 2020 between the Company and Mr. Doyle, as described above.
(6)
Amounts for Mr. Chouinard reflect the amounts that would have been payable to Mr. Chouinard under the Forrester Research, Inc. U.S. Severance Pay Plan assuming he fulfilled the eligibility requirements under that plan on December 31, 2021 and consist of 36 weeks of continued receipt of salary and the Company’s portion of the cost for medical and dental coverage under applicable Company plans.

Director Compensation

DIRECTOR COMPENSATION TABLE FOR 2021

The following table shows the compensation that we paid during the year ended December 31, 2021 to each of our directors, other than Mr. Colony, who was not paid additional compensation for his service as a director and whose compensation is reflected in “Executive Compensation” above.

	Fees Earned
	or Paid in	Stock
	Cash	Awards	Total
Name	($)	($)(1)(2)(3)	($)
Jean M. Birch	43,000	119,972	162,972
Dave Boyce	35,000	119,972	154,972
Neil Bradford	35,000	119,972	154,972
Tony Friscia	35,000	119,972	154,972
Robert M. Galford	50,000	119,972	169,972
Gretchen G. Teichgraeber	35,000	119,972	154,972
Yvonne Wassenaar	35,000	119,972	154,972

(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards for 2021. The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant. The amounts set forth may be more or less than the value ultimately realized by the named director based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the restricted stock units and whether such restricted stock units actually vest.
(2)
On June 1, 2021, each of the directors, other than Mr. Colony, received 2,772 restricted stock units.
(3)
At December 31, 2021, the non-employee directors held options to purchase, and restricted stock units for, the number of shares listed next to their names below:

	Number of Shares
Name	Options	RSUs
Jean M. Birch	—	1,386
Dave Boyce	—	1,386
Neil Bradford	—	1,386
Tony Friscia	—	1,386
Robert M. Galford	—	1,386
Gretchen G. Teichgraeber	—	1,386
Yvonne Wassenaar	—	1,386

Our non-employee directors receive an annual retainer of $30,000 and members of each Board committee receive an additional annual retainer of $5,000 for each committee on which they serve, with the Chairman of the Audit Committee receiving an additional $8,000 per year and the Chairman of the Compensation and Nominating Committee receiving an additional $5,000 per year. Our lead independent director receives an additional $10,000 annual retainer. Each of these annual fees is payable quarterly in arrears. Members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

The Compensation and Nominating Committee of the Board of Directors has the authority under the Forrester Research, Inc. Amended and Restated Equity Incentive Plan (“Equity Incentive Plan”) to grant stock options and RSUs to non-employee directors in such amounts and on such terms as it shall determine at the time of grant. On June 1, 2021, our seven non-employee directors at that time each received 2,772 restricted stock units, which equals the number of whole shares calculated by dividing $120,000 by $43.28, the closing price of the Company’s common stock on the date of award. These RSUs vest in four equal quarterly installments over a one-year period. RSUs granted under the Equity Incentive Plan become vested in full upon a change of control of the Company, unless there is an assumption, substitution or cash-out of such RSUs in connection with the change of control.

CEO PAY RATIO

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires most companies with publicly traded stock in the United States to identify the median annual total compensation of their worldwide employee population (other than the chief executive officer) and to compare that amount with the annual total compensation of their chief executive officer. The pay ratio information included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee using our total employee population as of October 1, 2021 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used cash compensation (base salary plus bonuses and commissions) paid in the nine months ending September 30, 2021. We used cash compensation as our consistently applied compensation measure as we believe that this measure provides a reasonably accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider historical and forecasted rates as well as other factors. We did not use any other material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

Our median employee’s total 2021 compensation (other than the CEO) was $117,070. Our Chief Executive Officer’s total 2021 compensation was $1,552,268, as reported in the Summary Compensation Table. Accordingly, our 2021 CEO to Median Employee Pay Ratio was 13.3 to 1.

Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee composed of four non-employee directors: Ms. Birch (Chair), Mr. Bradford, Mr. Friscia and Ms. Wassenaar. Each of the members of the Audit Committee is “independent” as defined under the NASDAQ Stock Market listing standards. The Board has determined that Ms. Birch is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission (“SEC”), and the members of the Audit Committee satisfy the NASDAQ financial literacy standards.

The Audit Committee is responsible for providing independent oversight of Forrester’s accounting functions and internal controls. The Audit Committee oversees Forrester’s financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside of the presence of management, with Forrester’s internal auditor and with representatives of the independent registered public accounting firm. The Audit Committee also selects and appoints the independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and reviews the independent registered public accounting firm’s fees. The Audit Committee operates under a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Forrester’s audited financial statements for the fiscal year ended December 31, 2021 with Forrester’s management and with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), Forrester’s independent registered public accounting firm. The Audit Committee also reviewed the report of management contained in Forrester’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC, as well as PricewaterhouseCoopers’ report included in Forrester’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the PCAOB regarding PricewaterhouseCoopers’ communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS

Jean M. Birch, Chair

Neil Bradford

Tony Friscia

Yvonne Wassenaar

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

OTHER INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms which we received, we believe that all of our officers, directors, and greater than 10% beneficial owners complied on a timely basis with all filing requirements with respect to transactions during 2021, except for one report filed for Carrie Johnson, our Chief Product Officer, with respect to the sale of shares in 2021, and one report filed for Neil Bradford, one of our directors, with respect to shares withheld to satisfy tax withholding obligations upon the vesting of restricted stock units in 2021.

Certain Relationships and Related Transactions

Registration Rights and Non-Competition Agreement. At the time of our initial public offering, we entered into a registration rights and non-competition agreement with Mr. Colony which provides that if Mr. Colony’s employment with us is terminated he will not compete with us for the one year period after the date of such termination. The agreement also provides that in the event we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by us for our own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by us. The agreement also provides that Mr. Colony may require us to register shares under the Securities Act with a fair market value of at least $5 million, except that we are not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that we will pay all expenses incurred in connection with such registration.

Related Person Transactions

Pursuant to its amended and restated charter, our Audit Committee has responsibility for the review and approval of all transactions between the Company and any related parties or affiliates of the Company, its officers, and directors.

Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. In evaluating related person transactions, the committee members apply the same standards they apply to their general responsibilities as members of a committee of the board of directors and as individual directors. The committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. To identify related person transactions, each year we require our directors and officers to complete a questionnaire identifying any transactions with the Company in which the officer or director or their family members have an interest. In addition, our Code of Business Conduct and Ethics includes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest will notify our legal department.

PROPOSAL TWO:

APPROVAL OF THE THIRD AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

In 1996, we adopted an Employee Stock Purchase Plan (the “Purchase Plan”) to provide a method by which our eligible employees may use voluntary, systematic payroll deductions to purchase shares of our common stock and thus acquire an interest in the future of our company. A total of 400,000 shares of common stock were initially available for purchase under the Purchase Plan. In 2002, our stockholders approved adding an additional 500,000 shares available for purchase under the Purchase Plan, in 2009 they approved adding an additional 600,000 shares, and in 2018 they approved adding an additional 400,000 shares. As of the record date, approximately 1,723,050 shares of common stock had been purchased under the Purchase Plan, and approximately 176,950 shares remained available for purchase.

On March 22, 2022, our Board of Directors voted, subject to approval by our stockholders, to further amend and restate the Purchase Plan in order to increase the number of shares of common stock available for purchase under the plan by 600,000 shares. Our Board of Directors believes that the Purchase Plan, as so amended, will allow us to attract and retain talented professionals and help align our employees’ incentives with the objective of enhancing stockholder value.

The following summarizes the key features of the Purchase Plan.

Administration

The Board of Directors, acting through our authorized officers, administers the Purchase Plan. The Board of Directors has properly delegated its authority to administer the Purchase Plan to the Compensation and Nominating Committee of the Board of Directors.

Eligible Employees

Each employee whose customary employment is more than 20 hours per week is eligible to participate in the Purchase Plan. The number of employees participating in the Purchase Plan as of the record date was approximately 516.

Maximum Number of Shares

Currently, up to 176,950 shares of our common stock remain available for purchase under the Purchase Plan. Our Board of Directors approved and recommends that the stockholders approve an increase of an additional 600,000 shares of our common stock available for purchase under the Purchase Plan. The number of shares available for purchase under the Purchase Plan is subject to adjustments for stock splits, stock dividends, recapitalizations, mergers, consolidations, or other changes in our common stock.

Method of Participation

An eligible employee may elect to participate in the Purchase Plan by executing and providing to us a payroll deduction authorization form at least 15 days prior to the first day of any six-month period in which eligible employees are granted options (as defined below) under the Purchase Plan. We refer to this six-month period as the “option period.” Such eligible employee then becomes a “participant” on the first day of the option period and remains a participant until his or her participation is terminated as provided in the Purchase Plan.

By completing a payroll deduction authorization form, each participant designates a whole percentage of compensation to be withheld. The maximum amount that may be withheld per option period is $10,000, and the percentage withheld must not be less than 2% or more than 10% of compensation. During an option period and upon written notice, a participant may decrease (but not increase) the percentage — by whole percentage points — of compensation withheld. We maintain a withholding account reflecting each participant’s payroll deductions during an option period.

At the beginning of each option period, a participant is granted the right to purchase shares of our common stock under the Purchase Plan. We refer to this right as an “option.” On the last day of the option period, the option is deemed to be exercised for the number of whole shares equal to the quotient obtained by dividing the balance in the participant’s withholding account by the purchase price of our common stock. The Purchase Plan provides for a purchase price of our common stock equal to the lesser of (a) 85% of the fair market value of our common stock on the date of purchase (which is the last business day of the applicable option period) or (b) 85% of the fair market value on the first day of the applicable option period. The Purchase Plan defines fair market value as the closing price of our common stock on the relevant day. As soon as practicable after the end of an option period, we issue the shares purchased under the stock purchase plan.

Holding Period

Any shares of our common stock issued under the Purchase Plan to a participant pursuant to the exercise of an option may not be sold or otherwise transferred or encumbered for one year after the exercise date of the applicable option.

Cancellation, Withdrawal, and Termination

A participant who holds an option may cancel it at any time by written notice not less than two business days prior to the end of the applicable option period. A participant may also terminate a payroll deduction at any time by written notice. Upon any such cancellation or termination, the participant’s withholding account balance will be returned to the participant, without interest. Once a participant cancels or terminates participation, he or she must wait until a subsequent option period to rejoin the Purchase Plan.

An eligible employee will cease to be a participant upon termination of employment for any reason, and any option held by such participant under the Purchase Plan will be deemed cancelled. We will return the balance of the withholding account to the participant, who will have no further rights under the Purchase Plan.

The Board of Directors may terminate or suspend the Purchase Plan at any time.

New Plan Benefits Under the Purchase Plan

Because benefits under the Purchase Plan will depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the Purchase Plan. During the fiscal year ended December 31, 2021, the following persons or groups purchased shares of common stock under the Purchase Plan as follows:

		Weighted Average
Name and Position	Number of Shares	Purchase Price ($)
George F. Colony
Chief Executive Officer	-	-
L. Christian Finn
Chief Financial Officer	-	-
Michael A. Doyle
Former Chief Financial Officer	-	-
Scott Chouinard
Chief Accounting Officer and Treasurer	519	34.63
Ryan Darrah
Chief Legal Officer and Secretary	515	34.67
Kelley Hippler
Chief Sales Officer	-	-
Carrie Johnson
Chief Product Officer	568	34.26
All current executive officers as a group (10 persons)	1,922	34.52
All current non-employee directors as a group	-	-
All employees, including all current officers who are not executive officers, as a group	90,035	34.12

Federal Income Tax Aspects of the Purchase Plan

The Purchase Plan is intended to qualify as an “employee stock purchase plan” or ESPP under Section 423 of the Internal Revenue Code. The following summary of certain federal income tax consequences assumes that the Purchase Plan so qualifies. The summary does not purport to be complete and, among other things, does not discuss the income tax laws of any municipality, state, or foreign country.

No taxable income results when a Purchase Plan participant is granted or exercises an option. If the participant disposes of the shares acquired upon exercise more than two years after the date of grant of the option and more than one year after exercise, or dies at any time while holding the shares, the disposition will result in ordinary income equal to the lesser of (i) 15% of the fair market value of the stock at the time the option was granted, or (ii) the excess, if any, of the fair market value of the stock at the time of disposition or death over the exercise price. We will not be entitled to a deduction for this ordinary income amount. A participant who disposes of the shares during the one-year or two-year holding periods described above will have ordinary income in the year of the disposition equal to the excess of the fair market value of the stock at the time the option was exercised over the exercise price, and a corresponding deduction will be available to us. Any additional gain, or any loss, recognized by the participant in connection with the disposition will be taxable as a capital gain or loss, long-term or short-term depending on the participant’s holding period in the shares.

Market Value of Our Common Stock

The closing price of our common stock, as reported on the Nasdaq Global Select Market on March 24, 2022, was $53.95 per share.

Recommendation and Vote

Our Board of Directors believes that the increase in the number of shares available under the Purchase Plan will promote the interests of the stockholders and enable us to attract, retain and compensate employees.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE THIRD AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE:

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2021. Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2022 annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Forrester and our stockholders.

The Audit Committee has approved all services provided to Forrester by PricewaterhouseCoopers LLP during 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2022 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditors’ Fees and Other Matters

The following table presents the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP (“PwC”) and its affiliates for fiscal 2021 and fiscal 2020.

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$1,463,426	$1,497,907
Audit-Related Fees(2)	—	—
Tax Fees(3)	36,252	33,349
All Other Fees(4)	6,706	37,700
Total Fees	$1,506,384	$1,568,956

(1)
Audit fees are fees related to professional services rendered by PwC and its affiliates in connection with the audit of our financial statements and our internal controls over financial reporting, the reviews of our interim financial statements included in each of our quarterly reports on Form 10-Q, international statutory audits, and review of other SEC filings.
(2)
There were no audit-related fees in fiscal 2021 or fiscal 2020.
(3)
Tax fees are fees billed for professional services related to tax compliance and tax consulting services.
(4)
All other fees include licenses to web-based accounting and finance reference materials and services related to Brexit preparedness.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee approves the engagement of our independent registered public accounting firm to render any audit or non-audit services. At a regularly scheduled Audit Committee meeting, management or a representative of the Company’s independent registered public accounting firm summarizes the services to be provided by the firm and the fees that will be charged for the services. Thereafter, if new services or dollar amounts in excess of those pre-approved at the meeting are proposed, they are either presented for pre-approval at the next meeting of the Audit Committee or approved by the Chair of the Audit Committee pursuant to delegated authority. At subsequent meetings, the Audit Committee is provided a listing of any newly pre-approved services since the last meeting, and an updated projection for the current year of the estimated annual fees to be paid to the firm for all pre-approved audit and permissible non-audit services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL FOUR:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, equity incentive awards, severance and change of control benefits, and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are exceeded, and subject to reduction when performance targets are not achieved.

We believe our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and providing incentives to our executives to create value for our stockholders. We believe this is evidenced by the following:

•
The mix of compensation among base salary and cash incentives.
•
Generally our compensation policies and practices are uniform across each of our business units and geographic regions.
•
Our bonus plan for executive officers provides for multiple payout levels based on targets established and approved by our Compensation and Nominating Committee during the first quarter of the applicable plan year.
•
We require that minimum threshold performance targets be achieved before any bonuses under our executive cash incentive plan are paid, and bonus payouts under our executive cash incentive plan are capped.
•
We use multiple performance measures under our executive cash incentive plan, including CV bookings and modified operating income.
•
We currently grant equity-based awards to executives under our equity incentive plan subject to multi-year vesting criteria, and require that the executive remain employed through the vesting date to realize the value of these awards.

The Board endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is non-binding, neither the Board of Directors nor the Compensation and Nominating Committee of the Board will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Nominating Committee will carefully consider the outcome of the vote when evaluating future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered at the Annual Meeting of Stockholders in 2023 must be received by November 29, 2022 to be considered for inclusion in our proxy materials for that meeting.

Stockholders who wish to make a proposal at the 2023 annual meeting, other than proposals included in our proxy materials, or who wish to nominate individuals for election as directors, must notify us between January 10, 2023 and February 9, 2023. If the stockholder does not notify us by February 9, 2023, the proxies will have discretionary authority to vote on a stockholder’s proposal brought before the meeting. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 11, 2023.

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter.

FORM 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission will be sent to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 60 Acorn Park Drive, Cambridge, Massachusetts 02140.

Exhibit A

FORRESTER RESEARCH, INC.

THIRD AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF PLAN

The purpose of this Forrester Research, Inc. Third Amended and Restated Employee Stock Purchase Plan (the “Plan”) is to provide employees of Forrester Research, Inc. ("Forrester") and its participating subsidiaries (as defined in Section 19) (such subsidiaries, together with Forrester, are hereinafter referred to as the "Company") who wish to become shareholders of Forrester an opportunity to purchase shares of the Common Stock of Forrester (the "Stock"). The Plan is an amendment and restatement of the Forrester Research, Inc. Second Amended and Restated Employee Stock Purchase Plan, effective March 23, 2018, which was an amendment and restatement of the Amended and Restated Employee Stock Purchase Plan, effective March 27, 2009, as subsequently amended effective October 25, 2011, which was an amendment and restatement of the Forrester Research, Inc. 1996 Employee Stock Purchase Plan, as subsequently amended effective January 29, 2002. The Plan, subject to shareholder approval as described in Section 22, shall be effective on March 22, 2022, the date it was adopted by the Board of Directors of Forrester.

The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 2. STOCK SUBJECT TO THE PLAN

The maximum aggregate number of shares of Stock available under the Plan (subject to adjustment as provided in Section 10) for issuance pursuant to the exercise of options ("Options") granted under the Plan to employees of the Company ("Employees") who meet the eligibility requirements set forth in Section 3 hereof ("Eligible Employees") shall be (a) 600,000 shares, plus (b) 176,950 shares, which was the aggregate number of shares remaining issuable under the Plan as of March 22, 2022. The Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock or previously issued shares reacquired by Forrester and held in treasury, as Forrester's Board of Directors (the "Board of Directors") may determine.

SECTION 3. ELIGIBLE EMPLOYEES

Except as otherwise provided below, each Employee who is employed by the Company on a regular basis (and not a temporary basis) for the Company for at least 20 hours per week shall be eligible to participate in the Plan (each, an “Eligible Employee”).

(a) Any Employee who immediately after the grant of an Option to him or her would (in accordance with the provisions of Sections 423 and 424(d) of the Code) own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the employer corporation or of its parent or subsidiary corporations, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code, shall not be eligible to receive an Option to purchase Stock pursuant to the Plan. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and Stock which the Employee may purchase under outstanding Options shall be treated as stock owned by the Employee.

(b) No Employee shall be granted an Option that permits the Employee's rights to purchase shares of Stock under the Plan and under all other Section 423(b) employee stock purchase plans of Forrester and any parent and subsidiary corporations to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which any such Option granted to such Employee is outstanding at any time, as provided in Sections 423(b)(8) of the Code.

SECTION 4. METHOD OF PARTICIPATION

The stock option periods for which Options may be granted hereunder shall consist of six-month periods commencing on each March 1 and September 1 (each, an “Option Period”). Each person who will be an Eligible Employee on the first day of any Option Period may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with Section 5 and such procedures as may be prescribed by and in a form acceptable to the Board of Directors, acting by and through the Chief Financial Officer or any other authorized officer. Such Eligible Employee will thereby become a participant ("Participant") on the first day of such Option Period and will remain a Participant until the Employee's participation is terminated as provided in the Plan. Each Participant’s authorization on file under the Plan will continue to succeeding Option Periods as long as the Plan remains in effect, unless a Participant files a new authorization or withdraws from the Plan.

SECTION 5. PAYROLL DEDUCTION

An Eligible Employee may request payroll deductions in an amount (expressed as a whole percentage) of not less than two percent (2%) but not more than ten percent (10%) of the Participant's total Compensation by means of substantially equal payroll deductions over the Option Period. All amounts withheld in accordance with a Participant's payroll deduction authorization will be credited to a withholding account for such Participant and shall be deposited with the general funds of the Company. No interest will be payable on such withholding account. In no event shall more than $10,000 be withheld with respect to any Participant for any Option Period. For purposes of the Plan, "Compensation" shall mean (i) regular base wages or salary (including Company-paid short-term disability compensation, and any pre-tax salary reduction contributions made by the Participant to any Code Section 401(k) plan, Code Section 125 cafeteria or flexible spending plan, Code Section 129 dependent care plan, and Code Section 132(f) qualified transportation fringe benefit plan), and (ii) any overtime, paid time off, cash bonuses, and commissions paid to a Participant by the Company for the relevant period. There shall be excluded from Compensation (i) income arising from any profit-sharing, non-qualified deferred compensation, welfare benefit plan or other employee benefit plan (including payments and benefits relating to severance, relocation allowances, equalization payments, and expense reimbursement), (ii) income arising from any Company equity-based compensation plan, and (iii) any other compensation or remuneration determined not to be “Compensation” by the Board in accordance with Code Section 423.

A Participant may reduce the withholding rate of his or her payroll deduction authorization by one or more whole percentage points (but not to below 2%) at any time during an Option Period (but not more than once per Option Period) by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable, as determined by the Board of Directors acting by and through the Chief Financial Officer or any other authorized officer, following receipt of such notice by the Company. A Participant may increase or reduce the withholding rate of his or her payroll deduction authorization for a future Option Period by written notice delivered to the Company at least 15 days prior to the first day of the Option Period as to which the change is to be effective.

If a Participant’s accumulated payroll deductions on the last day of the Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the limitation described in Section 3(b), the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the Participant by the Company, without interest.

A Participant may cancel participation and withdraw from the Plan in accordance with Section 12 below.

SECTION 6. GRANT OF OPTIONS

Each person who is a Participant on the first day of an Option Period will as of such day be granted an Option for such Option Period. Such Option will be for the number of whole shares (not in excess of the share maximum as hereinafter defined) of Stock to be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period, by (ii) the option price per share of the Stock determined under Section 7. For purposes of the preceding sentence, the share maximum with respect to any Option for any Option Period shall be the largest number of shares which, when multiplied by the fair market value of a share of Stock at the beginning of the Option Period, produces a dollar amount of $12,500 or less. The number of shares of Stock receivable by each Participant upon exercise of his or her Option for an Option Period will be reduced, on a substantially proportionate basis, in the event that the number of shares then available under the Plan is otherwise insufficient.

SECTION 7. OPTION PRICE

The per share exercise price (the “Option Price”) for each such Option shall be the lesser of (i) 85% of the fair market value of the Stock on the date on which the Option was granted pursuant to Section 4 and (ii) 85% of the fair market value of the Stock on the date on which the Option is deemed exercised pursuant to Section 8. Fair market value on any given day shall mean the Closing Price of the Stock on such day or, if there was no Closing Price on such day, the latest day prior thereto on which there was a Closing Price. The "Closing Price" of the Stock on any business day shall be the last sale price as reported on the principal market on which the Stock is traded or, if no last sale is reported, then the fair market value as determined by the Board of Directors. A good faith determination by the Board of Directors as to fair market value shall be final and binding.

SECTION 8. EXERCISE OF OPTIONS; ISSUANCE OF STOCK

Subject to the limitations in Section 18, each Eligible Employee who is a Participant in the Plan on the last day of an Option Period shall be deemed to have exercised his or her Option on such date and thereby to have purchased from Forrester such number of full shares of Stock reserved for the purpose of the Plan, as the Participant’s accumulated payroll deductions will purchase at the Option Price, subject to the limitations described in Sections 3(b) and 6. Upon such exercise, the balance of the Participant's withholding account shall be applied to the purchase of the number of whole shares of Stock determined under Section 6 and as soon as practicable thereafter a book entry shall be made in the stock ledger of the Company to evidence the issuance of shares to the Participant. Shares of Stock purchased upon exercise of an Option shall be issued only in the name of the Participant. Notwithstanding the foregoing, the Board of Directors may permit or require that any purchased shares of Stock be deposited directly with a broker designated by the Board, and held by such broker for the pendency of the holding period described in Section 9.

In the event that the balance of the Participant's withholding account following an Option Period is in excess of the total purchase price of the shares so issued, the balance of the withholding account shall be returned to the Participant; provided, however, that if the balance left in the withholding account consists solely of an amount equal to the value of a fractional share, it shall be retained in the withholding account and carried over to the next succeeding Option Period, but no other amounts may be carried forward. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant. No fractional shares will be issued hereunder.

Notwithstanding anything herein to the contrary, Forrester's obligation to issue and deliver shares of Stock under the Plan is subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time, including without limitation any applicable tax withholding requirements.

SECTION 9. HOLDING PERIOD

Any shares of Stock issued under this Plan to a Participant pursuant to the exercise of an Option granted on or after March 1, 2012 may not be sold, assigned, pledged, encumbered, or otherwise transferred by such Participant for a period of one (1) year after the exercise date of the applicable Option. By purchasing Stock pursuant to the exercise of an Option, the Participant shall be deemed to have agreed to these restrictions on the transferability of shares of Stock.

SECTION 10. CHANGE IN CAPITALIZATION, MERGER

In the event of any change in the outstanding Stock of Forrester by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change after the effective date of this Plan, the aggregate number of shares available under the Plan, the number of shares under Options granted but not exercised, the maximum number of shares of Stock purchasable by any one Participant and the Option Price shall be appropriately adjusted; provided, however, that no such adjustment shall be made unless Forrester shall be satisfied that it will not constitute a modification of the Options granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of Forrester, or a merger or similar transaction in which Forrester is not the surviving corporation or which results in the acquisition of Forrester by another person, the Board in its sole discretion will (a) if Forrester is merged with or acquired by another corporation, provide that each Option will be assumed or a substitute Option granted by the acquiror or successor corporation or a parent or subsidiary of the acquiror or successor corporation, (b) cancel each Option and return the balances in Participants’ withholding accounts to the Participants, (c) pursuant to Section 17, accelerate the exercise date of each Option to a date on or before the date of the proposed sale or merger, or (d) permit each Option to continue unchanged.

SECTION 11. EQUAL RIGHTS AND PRIVILEGES; NO TRANSFER OR ASSIGNMENT OF PARTICIPANT'S RIGHTS

Except as otherwise provided in Section 19, all Participants granted Options under the Plan within a single Option Period shall have the same rights and privileges, and each Participant’s rights and privileges under the Plan shall be exercisable during the Participant's lifetime only by the Participant, and shall not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates the terms of this Section, any Option held by such Participant may be terminated by the Company and upon return to the Participant of the balance of his or her withholding account, all his or her rights under the Plan shall terminate.

SECTION 12. CANCELLATION AND WITHDRAWAL

A Participant who holds an Option under the Plan may at any time prior to exercise thereof under Section 8 cancel such Option as to all (but not less than all) the shares of Stock subject or to be subject to such Option by written notice delivered to the Company not less than two (2) business days prior to the end of the applicable Option Period, in which case the Company will promptly refund the entire balance of the Participant's withholding account not previously used to purchase Stock under the Plan, without interest.

A Participant may terminate a payroll deduction authorization as of any date by written notice delivered to the Company and will thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates a payroll deduction authorization prior to the last day of an Option Period will be deemed to have cancelled the related Option.

Any Participant who cancels an Option or terminates a payroll deduction authorization may at any time thereafter again become a Participant by completing a new authorization form prior to the beginning of any subsequent Option Period in accordance with Section 4 provided that such individual is then an Eligible Employee.

SECTION 13. TERMINATION OF EMPLOYMENT

Subject to Section 14, whenever a Participant ceases to be an Eligible Employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her Option rights under the Plan shall immediately terminate and the Company shall promptly refund, without interest, the entire balance of his or her withholding account under the Plan. Such Participant shall have no further rights under the Plan.

Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a Participant is on a military leave, sick leave or other bona fide leave of absence that lasts for up to 90 days, or for so long as the Participant’s right to re-employment is guaranteed either by statute or by contract, if longer than 90 days.

If a Participant’s payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the Participant on the day the interruption occurs.

SECTION 14. DEATH OF PARTICIPANT

A Participant may file a written designation of beneficiary specifying who is to receive any Stock and/or cash credited to the Participant under the Plan in the event of the Participant's death, which designation will also provide for the Participant's election to either (i) cancel the Participant's Option upon his or her death, as provided in Section 12 or (ii) apply as of the last day of the Option Period the balance of the deceased Participant's withholding account at the time of death to the exercise of the related Option, pursuant to Section 8. In the absence of a valid election otherwise, a Participant's death will be deemed to effect a cancellation of the Option. A designation of beneficiary and election may be changed by the Participant at any time, by written notice to the Company. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver to such beneficiary such Stock and/or cash to which the beneficiary is entitled under the Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of such Participant as the Company may determine. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in any Stock or cash credited to the Participant under the Plan.

SECTION 15. NO SPECIAL EMPLOYMENT RIGHTS

The Plan does not, directly or indirectly, create in any Employee any right with respect to continuation of employment by the Company, and it shall not be construed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

SECTION 16. ADMINISTRATION OF PLAN

The Plan shall be administered by the Board of Directors, which shall have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan, to remedy any defect, omission or inconsistency in the Plan, and to make, administer, and interpret such rules and regulations in each case as it will deem necessary or advisable. The interpretation and construction by the Board of Directors of any provisions of the Plan or of any Option granted under it shall be final and binding. The Board of Directors may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate.

To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean any Committee or the Board, as applicable.

The Board may specify the manner in which employees are to provide notices and payroll deduction authorizations. Notwithstanding any requirement of “written notice” herein, the Board may permit employees to provide notices and payroll deduction authorizations electronically.

No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. The Company shall indemnify and hold harmless the members of the Board, and each officer and employee of the Company acting at the Board's direction with respect to Plan matters, from and against any and all losses, claims, damages or liabilities, including attorney's fees and amounts paid with the approval of the Board in any settlement, arising out of or resulting from any act, omission, interpretation, or determination made with respect to the Plan, unless arising out of or resulting from such person's own fraud or bad faith. Such indemnification shall be in addition (but without duplication) to any rights to indemnification or insurance that such person may have as a director, officer or employee of the Company or under the by-laws of the Company.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

Forrester reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable by vote of the Board of Directors; provided, however, that any amendment that may (i) materially increase the aggregate number of shares which may be issued under the Plan (other than an adjustment provided for in Section 10), or (ii) change the corporations or class of corporations whose employees may be offered Options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code, shall have no force or effect unless it is approved by the shareholders within twelve months before or after its adoption.

The Plan and any Option Period may be terminated or suspended at any time by the Board of Directors. Upon termination of the Plan, the Board of Directors may either (i) provide that then-outstanding Options be administered in accordance with their terms, or (ii) accelerate the exercise date for then-outstanding Options by specifying that the Option Period in which such action occurs will end on a date earlier than its originally scheduled end date.

SECTION 18. RESTRICTIONS ON THE EXERCISE OF OPTIONS

The Board of Directors, in its sole discretion, may require as a condition to the exercise of Options that the underlying shares be registered under the Securities Act of 1933, as amended, and that all other legal requirements necessary, or in the Board of Directors' opinion, desirable from the Company’s standpoint, to the exercise of the Options be satisfied or waived.

SECTION 19. PARTICIPATING SUBSIDIARIES

(a) The term “participating subsidiary” shall mean any present or future subsidiary of Forrester, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders. The Board of Directors may determine that Forrester and any participating subsidiaries shall be deemed to participate in separate offerings with different terms and conditions as permitted by Section 423 of the Code, provided that the terms of participation by any Eligible Employees within any such separate offering satisfy the equal rights and privileges requirements of Section 423 of the Code.

(b) In order to comply with the laws of a non-U.S. jurisdiction, Options may be granted to Employees of Forrester or a Participating Subsidiary who are citizens or residents of such non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but no more favorable) than the terms of the Options granted under the Plan or an offering to Eligible Employees who are resident in the United States. Notwithstanding anything to the contrary in other provisions of the Plan or an offering, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan or an offering if (i) the grant of an Option under the Plan or an offering to a citizen or resident of the non-U.S. jurisdiction is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the non-U.S. jurisdiction would cause the Plan or an offering to violate the requirements of Section 423 of the Code. Forrester may add one or more appendices to the Plan describing the operation of the Plan in those jurisdictions in which Eligible Employees are granted less favorable Options or in which Employees are excluded from participation.

(c) The Board of Directors may from time to time establish one or more sub-plans under the Plan with respect to one or more Participating Subsidiaries, provided that such sub-plan complies with Section 423 of the Code. To the extent permitted by Section 423 of the Code, such sub-plans may provide for separate offerings with different terms for Participating Subsidiaries.

SECTION 20. OPTIONEES NOT SHAREHOLDERS

An Employee shall not have any of the rights and privileges of a shareholder of Forrester and shall not receive any dividends in respect to any shares of Stock subject to an Option hereunder, unless and until such Option has been exercised, full payment has been made for such Stock, and the Stock has been issued.

SECTION 21. TAXES

Payroll deductions shall be made on an after-tax basis. The Company shall have the right, as a condition of exercise, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of Stock under the Plan. In the Board of Directors' discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Stock to the Company, including Stock purchased under the Plan, valued at fair market value (defined as the closing stock price on the date of delivery). The Company may, to the extent permitted by law, deduct any tax obligations from any payment of any kind due to the Participant or withhold Stock purchased hereunder, which shall be valued at fair market value (defined as the closing stock price on the date of withholding).

SECTION 22. APPROVAL OF SHAREHOLDERS

The Plan as hereby amended and restated is subject to the approval of the shareholders of Forrester, which must be secured within twelve months before or after the date the Plan as hereby amended and restated is adopted by the Board of Directors, and any Option granted hereunder prior to such approval is conditioned on such approval being obtained prior to the exercise thereof. The Plan was previously last approved by shareholders of Forrester on May 8, 2018.

SECTION 23. INFORMATION REGARDING DISQUALIFYING DISPOSITIONS

By electing to participate in the Plan, each Participant agrees to provide any information about any transfer of Stock acquired under the Plan that occurs within two years after the first business day of the Option Period in which such Stock was acquired as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws.

SECTION 24. GOVERNING LAW

The Plan shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, and shall be construed accordingly.

SCAN TO VIEW MATERIALS & VOTE wSCAN TO VIEW MATERIALS & VOTE w FORRESTER RESEARCH, INC. 60 ACORN PARK DRIVE CAMBRIDGE, MA 02140 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting -Go to www.virtualshareholdermeeting.com/FORR2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 9, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D73223-P65895 FORRESTER RESEARCH, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: !!! 1. Election of Directors Nominees: 01) Jean M. Birch 06) Robert M. Galford 02) David Boyce 07) Warren Romine 03) Neil Bradford 08) Gretchen Teichgraeber 04) George F. Colony 09) Yvonne Wassenaar 05) Anthony Friscia The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To approve an amendment and restatement of the Forrester Research, Inc. Second Amended and Restated Employee Stock Purchase Plan. !!! 3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2022. !!! 4. To approve, by non-binding vote, executive compensation. !!! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D73224-P65895 FORRESTER RESEARCH, INC. Annual Meeting of Stockholders May 10, 2022 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) George F. Colony and Ryan D. Darrah, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORRESTER RESEARCH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on May 10, 2022, online at www.virtualshareholdermeeting.com/FORR2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side
RRESTER® FORRESTER RESEARCH, INC. ATTH 60 ACOR PARK DRIVE CAMBRIDGE, MA 02140 VOTE BY INTERNET Before The Meeting - Go w.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to eby authrize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORRESTER RESEARCH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on May 11, 2021, online at www.virtualshareholdermeeting.com/FORR2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side